Exhibit 99.1

FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
COMMON SECURITIZATION SOLUTIONS, LLC

Dated as of January 21, 2021

TABLE OF CONTENTS

i

LIST OF SCHEDULES

Schedule 3.2	Enterprise LLC Units and Percentage Interests

ii

LIST OF EXHIBITS
Exhibit A    Company Charter
Exhibit B    Assigned Employee Terms and Conditions

iii

FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY
AGREEMENT OF COMMON SECURITIZATION SOLUTIONS, LLC
This FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) is made and entered into as of January 21, 2021, by and among the Federal National Mortgage Association, a government-sponsored enterprise chartered by Congress having its principal place of business at 1100 15th Street, NW, Washington, DC 20005 (“Fannie Mae”), the Federal Home Loan Mortgage Corporation, a government-sponsored enterprise chartered by Congress having its principal place of business at 8200 Jones Branch Drive, McLean, Virginia 22102 (“Freddie Mac”), and Common Securitization Solutions, LLC, a Delaware limited liability company having its principal place of business at 7501 Wisconsin Avenue, Suite 300, Bethesda, Maryland 20814 (the “Company” or “CSS”). (Fannie Mae and Freddie Mac each may be referred to herein individually as an “Enterprise” or a “GSE” and, collectively, as the “Enterprises or the “GSEs.”)
WITNESSETH:
WHEREAS, each of the Enterprises is currently engaged in various aspects of the mortgage securitization business, including purchasing certain residential mortgage loans, transferring loans to securitized loan pools, acting as a trustee of securitized pools of loans, and engaging in practices intended to manage and mitigate risks associated with owning and/or guaranteeing mortgage loans, such as working out and foreclosing on defaulted loans, negotiating modifications to existing loans, and owning and managing real-estate-owned assets resulting from realizing on defaulted loans;
WHEREAS, the Federal Housing Finance Agency (“FHFA”) has been appointed as the conservator of the Enterprises pursuant to Section 1367(a) of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992, as amended (the “Safety and Soundness Act”);
WHEREAS, in its capacity as conservator, FHFA succeeds to all rights, titles, powers, and privileges of each Enterprise and of its stockholders, officers, or directors with respect to the Enterprise and its assets;
WHEREAS, by directive dated March 12, 2013 (the “Initial Directive”), FHFA, in its capacity as conservator, directed Fannie Mae and Freddie Mac to begin meeting jointly under FHFA’s oversight to address issues relating to the establishment of a new securitization platform as described in the February 2012 Strategic Plan for Enterprise Conservatorships (together with any successor strategic plans, the “Strategic Plan”);
WHEREAS, by directive dated April 12, 2013 (the “Second Directive”), FHFA, in its capacity as conservator, directed Fannie Mae and Freddie Mac to begin the process and the work necessary to consummate a joint venture agreement between the Enterprises, under FHFA’s oversight;
WHEREAS, in furtherance of the Initial Directive, the Second Directive and the Strategic Plan, the Enterprises filed a Certificate of Formation on October 7, 2013 with the Delaware Secretary of State (the “Certificate”) to form the Company to design, build, develop, test, operate, support, maintain, update and enhance the Platform and to provide certain services related thereto;

WHEREAS, the Enterprises have previously entered into a Limited Liability Company Agreement with an effective date of October 7, 2013 (the “Original LLC Agreement”), setting forth certain rights, obligations and understandings with respect to the Company;
WHEREAS, by directive dated October 10, 2013 (the “Third Directive” and together with the Initial Directive and Second Directive, the “Directives”), FHFA directed the Enterprises to complete the formation of the Company as a limited liability company by executing the necessary documents containing the terms of their agreements;
WHEREAS, in furtherance of the Directives and the Strategic Plan, the Enterprises amended and restated the Original LLC Agreement pursuant to that certain Amended and Restated Limited Liability Company Agreement with an effective date of November 3, 2014 (as amended, the “A&R LLC Agreement”);
WHEREAS, as of the date hereof, FHFA exercises authority over the Company in FHFA’s capacity as regulator and supervisor of the Company, and as conservator of the Enterprises; and
WHEREAS, the Enterprises now desire to amend and restate the A&R LLC Agreement in its entirety as set forth herein.
NOW, THEREFORE, in consideration of the mutual promises herein contained and other valuable consideration, the parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1Definitions. For purposes of this Agreement, the following capitalized terms have the meanings ascribed to them in this Section 1.1:
“A&R LLC Agreement” has the meaning set forth in the recitals to this Agreement.
“Act” means the Delaware Limited Liability Company Act, codified in Title 6 of the Delaware Code, Section 18-101 et seq., as amended from time to time.
“Additional Members” has the meaning set forth in Section 3.1(a) of this Agreement.
“Administrative Services Agreement” means each of the administrative services agreements executed concurrently with the A&R LLC Agreement by and between the respective Enterprise and the Company pursuant to which the respective Enterprise provides specified services to the Company.
“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:
(a)Credit to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Advancement of Expenses” has the meaning set forth in Section 6.16(a)(iii) of this Agreement.
“Affiliate” means, when used with respect to a Person, any other Person directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with such Person; provided, however, that for purposes of this definition FHFA shall not be deemed to be an Affiliate of the Enterprises, and neither Enterprise shall be deemed to be an Affiliate of the other Enterprise.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Ancillary Agreements” means the Contribution Agreement and the Administrative Services Agreements.
“Annual Plan and Budget” has the meaning set forth in Section 8.1(a).
“Annual Report” has the meaning set forth in Section 4.7(c) of this Agreement.
“Assert” means to bring an action of any nature before any legal, judicial, arbitration, administrative, executive, or other type of body or tribunal that has authority to adjudicate that action in whole or in part.
“Assigned Employee” has the meaning set forth in Section 9.1(a) of this Agreement.
“Assigned Employees IP” has the meaning set forth in Section 9.1(f) of this Agreement.
“Bankruptcy Code” means the United States Bankruptcy Code, codified in Title 11 of the United States Code, as amended.
“Board” has the meaning set forth in Section 6.1(a) of this Agreement.
“Board Chair” has the meaning set forth in Section 6.1(a)(ii).
“Business” means the design, development, build, testing, operation, support, maintenance, updating and enhancement of the Platform subject to the provisions of the Charter and the provisions of this Agreement, and such other activities as may be approved from time to time in accordance with the terms and conditions of this Agreement.
“Business Day” means any day that is not a Saturday, Sunday, U.S. federal government holiday, or a day on which national banks with their principal place of business in the District of Columbia are authorized or obligated by law or executive order to be closed.

“Business Plan” has the meaning set forth in Section 8.1(a) of this Agreement.
“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:
(a)To each Member’s Capital Account there shall be credited the initial Gross Asset Value of such Member’s Capital Contributions, such Member’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 4.3 hereof, and the amount of any Company liabilities assumed by such Member or which are secured by any Company Property distributed to such Member.
(b)To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value (at the time of distribution) of any Company Property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 4.3 hereof, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.
(c)In the event any LLC Unit is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred LLC Unit.
(d)In determining the amount of any liability for purposes of this definition, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.
“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property contributed to the Company with respect to the interest in the Company held by such Member. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note shall not be included in the Capital Account of any Person until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).
“Certificate” has the meaning set forth in the recitals to this Agreement.
“CEO” has the meaning set forth in Section 6.14(a).
“Charter” means the First Amended and Restated Charter of Common Securitization Solutions, LLC, attached as Exhibit A hereto.
“Claim” has the meaning set forth in Section 14.4 of this Agreement.
“CNTS” has the meaning set forth in Section 12.6(a) of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).
“Company” has the meaning set forth in the preamble to this Agreement.
“Company Indemnified Parties” means the Company and its officers, directors, employees and agents.
“Company Minimum Gain” means “partnership minimum gain” as described in Regulations Sections 1.704-2(b)(2) and (d).
“Company Property” means all real and personal property acquired by the Company and any improvements thereto, and includes both tangible and intangible property.
“Confidential Information” means all data or information of a Member or the Company (such party, the “Disclosing Party”) of a confidential or proprietary nature and disclosed to another Member or the Company, as the case may be (such party, the “Recipient Party”), in connection with this Agreement, any Ancillary Agreement or the Customer Services Agreement, either in writing, orally or any other medium, whether or not identified as being confidential at the time of disclosure by such Disclosing Party to the Recipient Party, whether of a technical, technological, financial, commercial, operational, economic nature or otherwise, or regarding such Disclosing Party’s executives or employees, business or prospects, and including but not limited to originals and copies of and memoranda, notes, reports, analyses, compilations, studies or other documents or records to the extent they contain, or otherwise reflect or are generated from such information, whether or not prepared by or on behalf of a Party. Confidential Information also includes any information described above which a Disclosing Party obtains from a third party and treats as proprietary or confidential, whether or not owned or developed by such Disclosing Party, and the terms and conditions of this Agreement. “Confidential Information” shall not include information which the Recipient Party can prove that: (i) prior to the disclosure was already in such Recipient Party’s possession without a breach of any confidentiality or non-disclosure obligation owing to another Person; (ii) prior to or subsequent to the disclosure was obtained by such Recipient Party from a third party who is not in violation of any obligation of confidentiality or non-disclosure in making such disclosure; (iii) prior to the disclosure was in the public domain; (iv) subsequent to the disclosure was in the public domain other than by or through a breach of this Agreement by such Recipient Party or its directors, officers, employees, agents, representatives, or others receiving such information by virtue of this Agreement; or (v) was independently developed by such Recipient Party without reference to a Disclosing Party’s Confidential Information.
“Conservator” means FHFA in its role as conservator of one or both of the Enterprises or as supervisor of any corresponding LLRE, which role shall continue for purposes of this definition until LLRE Termination.
“Conservatorship” means the period of time during which FHFA is the Conservator or Receiver of both of the Enterprises.
“Contribution Agreement” means the agreement executed concurrently with the A&R LLC Agreement between the Enterprises and the Company pursuant to which the Enterprises made contributions and assignments to the Company.

“Control” (and its correlative terms) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Covered Person” means with respect to a Party: (i) its Affiliates; (ii) customers of such Party or its Affiliates (but only in connection with their otherwise authorized receipt of goods or services from or provision of goods or services to a Party or its Affiliates); (iii) third party contractors retained by such Party or its Affiliates (but only with respect to their performance of services for or on behalf of such Party or its Affiliates in connection with the designing, building, developing, testing, operating, supporting, maintaining, updating, and enhancing of the Platform); and (iv) each of the employees, officers and directors of each of such Party and the foregoing Persons (but only to the extent they are acting in their capacity as employees, officers or directors (as applicable) of such Party or the foregoing Persons).

“Customer Services Agreement” means that certain Customer Services Agreement among Fannie Mae, Freddie Mac and the Company, dated November 21, 2016.
“Damages” has the meaning set forth in Section 14.1(a) of this Agreement.
“Deadlock” has the meaning set forth in Section 6.2(d).
“Deadlock Notice” has the meaning set forth in Section 6.2(d).
“Defense Election” has the meaning set forth in Section 14.4(a) of this Agreement.
“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.
“Directives” has the meaning set forth in the recitals to this Agreement.
“Disclosing Party” has the meaning set forth in the definition of “Confidential Information” in this Section 1.1.
“Dispute” has the meaning set forth in Section 15.1 of this Agreement.
“Downstream Systems” means the Software, hardware, systems and processes (including updates to and replacements of any such items) of each of the Enterprises that interface or interoperate directly or through one or more intermediary systems with the Platform and that receive data or services from the Platform.

“Enterprise” and “Enterprises” have the meanings set forth in the preamble to this Agreement.
“Exploit” means, with respect to any Intellectual Property Rights or Materials, to access, display, execute, reproduce, perform, maintain, support, modify, improve, create derivative works, license, sub-license, distribute, enhance and otherwise use such item or intangible.
“Fannie Mae” has the meaning set forth in the preamble to this Agreement.
“Fannie Mae Indemnified Parties” means Fannie Mae and its officers, directors, employees and agents.
“Fannie Mae Managers” has the meaning set forth in Section 6.1(a)(i) of this Agreement.
“FHFA” has the meaning set forth in the recitals to this Agreement.
“Freddie Mac” has the meaning set forth in the preamble to this Agreement.
“Freddie Mac Indemnified Parties” means Freddie Mac and its officers, directors, employees and agents.
“Freddie Mac Managers” has the meaning set forth in Section 6.1(a)(i) of this Agreement.
“Governmental Approvals” means all licenses, consents, permits, decrees, orders, authorizations or other approvals from, all filings and registrations with, and all notices and reports to, any Governmental Authority, including pursuant to or in connection with any contract or agreement between any Member and any Governmental Authority.
“Governmental Authority” means any national, federal, state, regional or local administrative, judicial, legislative, executive, regulatory, police or taxing government or governmental or quasi-governmental authority of any nature, including any agency, branch, bureau, department, official or entity or any court or other tribunal.
“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
(a)The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined pursuant to the Significant Matter approval process provided for in Section 6.4 (except in the case of money in which case the initial Gross Asset Value shall be the amount of such money), provided that the fair market value of assets contributed under the Contribution Agreement shall be as set forth in the Contribution Agreement;
(b)The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to sub-clauses (i) and (ii) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;
(c)The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution; and
(d)The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (d) to the extent the Board determines that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).
If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a), (b) or (d) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.
“Indemnified Party” means any Company Indemnified Party, Fannie Mae Indemnified Party or Freddie Mac Indemnified Party, as applicable.
“Indemnifying Party” has the meaning set forth in Section 14.4(a) of this Agreement.
“Indemnitee” has the meaning set forth in Section 6.16(a)(i) of this Agreement.
“Initial Directive” has the meaning set forth in the recitals to this Agreement.
“Intellectual Property Rights” means any and all intellectual property rights existing from time to time under any law, statute, rule or regulation of any jurisdiction, including patent law, copyright law, trade secret law, trademark law (together with all of the goodwill associated therewith) and any and all other proprietary rights, and any and all applications, renewals, extensions and registrations of any of the foregoing, now or hereafter in force and effect worldwide. For purposes of this definition, rights under patent law shall include rights under any and all patent applications and patents (including letters patent and inventor’s certificates) anywhere in the world, and including without limitation any and all past, present and future substitutions, extensions, supplementary protection certificates, reissues, renewals, divisions, continuations, continuations in part, continued prosecution applications, requests for continued examination, reexaminations, inter partes review proceedings, and post grant review proceedings thereof and other similar filings or stages thereof, and all patents and certificates issuing on the foregoing, provided for under the laws of the United States, or of any other country. For purposes of this definition, rights under copyright law shall include moral rights, where applicable.
“LLC Unit” means a limited liability company unit representing membership interests in the Company.

“LLRE” means a limited-life regulated entity established by FHFA pursuant to the Safety and Soundness Act with respect to an Enterprise.
“LLRE Termination” means the termination of the status as a limited-life regulated entity of any LLRE, as applicable.
“LLRE Transfer” has the meaning set forth in Section 3.1(b) of this Agreement.
“Manager” has the meaning set forth in Section 6.1(a) of this Agreement.
    “Material Decision” means, for purposes of Section 6.2(b)(ii) of this Agreement, a decision of the Board that has a material effect on the Company, including:
(a)A material change in the functionality of the Company, such as the addition of a new business line, including multifamily securities or private label securities, or a reduction in the Company’s support of the uniform mortgage-backed security;
(b)Capital Contributions beyond those necessary to support the ordinary business operations of the Company;
(c)Appointment or removal of the CEO;
(d)Admission of Additional Members;
(e)Sale or dissolution of the Company or its business.

“Materials” means Software, Technology, reports and drawings, as well as user manuals, charts, graphs and other written documentation, and all other works of authorship.
“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i).
“Member Nonrecourse Debt” means “partner nonrecourse debt” as described in Regulations Section 1.704-2(b)(4).
“Member Nonrecourse Deductions” means “partner nonrecourse deductions” as described in Regulations Section 1.704-2(i). The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a fiscal year equals the excess, if any, of the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during that fiscal year over the aggregate amount of any distributions during that fiscal year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(2).
“Members” has the meaning set forth in Section 3.1(a) of this Agreement.
“Multi-Year Plan” has the meaning set forth in Section 8.1(a) of this Agreement.
“Nonpublic Member Data” means Personally Identifiable Information and nonpublic data about any Member or the loans, pools of loans or other financial assets owned or guaranteed by that Member, which Personally Identifiable Information and other data is contributed or provided by the Member, that Member’s servicers or an agent or consultant on behalf of the Member or its servicers.
“Nonrecourse Deductions” has the meaning set forth in Regulations Sections 1.704-2(b)(1) and (c). The amount of Nonrecourse Deductions for a fiscal year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Regulations Section 1.704-2(c).
“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).
“Notice of Indemnification” has the meaning set forth in Section 14.4(a) of this Agreement.
“Officer” or “Officers” has the meaning set forth in Section 6.14(b) of this Agreement.
“Original LLC Agreement” has the meaning set forth in the recitals to this Agreement.
“Other Permitted Persons” has the meaning set forth in Section 11.1(d) of this Agreement.
“Party” means each Member and the Company, individually, and “Parties” means the Members and the Company, collectively.
“Patent Rights” means all rights under patent law, as described in the definition of Intellectual Property Rights.
“Percentage Interest” means, with respect to any Member of the Company as of any date, the ratio (expressed as a percentage) of the aggregate number of LLC Units held by such Member on such date to the aggregate number of LLC Units outstanding on such date. The combined Percentage Interests of all Members shall at all times equal one hundred percent (100%).
“Permitted Internal Purposes” means (i) in the case of the Enterprises, the right to use Confidential Information of the other Enterprise and the Company, other than Nonpublic Member Data and subject to the limitation set forth in Section 11.1(f), (A) for purposes of designing, developing, building, testing, operating, supporting, maintaining, updating and enhancing the Platform and their respective Upstream Systems and Downstream Systems, (B) in connection with the performance of this Agreement or any Ancillary Agreement, or (C) to exercise and enforce their respective rights under this Agreement or any Ancillary Agreement, and (ii) in the case of the Company, the right to use Confidential Information of any Enterprise (A) for purposes of designing, developing, building, testing, operating, supporting, maintaining, updating and enhancing the Platform, or (B) to exercise and enforce its rights under this Agreement, subject in the case of each of (i) and (ii) to the requirements of Article XI of this Agreement.
“Permitted Recipient Parties” means directors, officers, employees, third party service providers, attorneys and other professional advisors of a Recipient Party whose duties or services to a Party reasonably require them to have access to Confidential Information and who are in each case bound by confidentiality obligations that are at least as protective of such Confidential Information as the terms of Article XI.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or Governmental Authority or any other entity whatsoever.
“Personally Identifiable Information” means information that can be used to distinguish or trace an individual’s identity, such as name, home address, telephone number, social security number, or biometric records, alone, or when combined with other personal or identifying information that is linked or linkable to a specific individual, such as date of birth or mother’s maiden name.
“Platform” means the systems, software, processes and infrastructure, referred to in the Charter and to be developed by the Company in furtherance of the Business.
“Pre-Deadlock Notice” has the meaning set forth in Section 6.2(d).
“Proceeding” has the meaning set forth in Section 6.16(a)(i) of this Agreement.
“Profits” and “Losses” means, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
(a)Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;
(b)Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss;
(c)In the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;
(d)Gain or loss resulting from any disposition of Company Property with respect to which gain or loss is recognized for federal income purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;
(e)In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of Depreciation; and

Notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to Section 4.3 hereof shall not be taken into account in computing Profits or Losses.
“Receiver” means FHFA in its role as receiver of one or both of the Enterprises or their assets in the event either of the Enterprises is placed into receivership, which role may continue for purposes of this definition past LLRE Termination.
“Recipient Party” has the meaning set forth in the definition of “Confidential Information” in this Section 1.1.
“Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“Regulatory Allocations” has the meaning set forth in Section 4.3(h) of this Agreement.
“Residual Knowledge” means generalized skills, knowledge and experience, including ideas, concepts, know-how and techniques developed or learned as a result of or in connection with a Recipient Party’s exposure to Confidential Information and retained in the unaided memories of the individual(s) exposed to the Confidential Information in question.
“Safety and Soundness Act” has the meaning set forth in the recitals of this Agreement.
“Second Directive” has the meaning set forth in the recitals to this Agreement.
“Senior Stock Purchase Agreement” has the meaning set forth in Section 5.3 of this Agreement.
“Significant Matter” has the meaning set forth in Section 6.4 of this Agreement.
“Software” or “software” means any computer programming code consisting of instructions or statements in a form readable by individuals (source code) or machines (object code), and related documentation and supporting materials therefor, in any form or medium, including electronic media. For clarification, Software includes all applications software (i.e. software providing business functionality), systems software (i.e. software designed to operate the computer hardware and provide a platform for running applications software, including operating systems, utilities, and middleware), and software development tools.
“Source Code” or “source code” means the human readable version of Software, and from which the object code is compiled or otherwise derived, including all comments and procedural code, and all related development documents (e.g., flow charts, schematics, statements of principles of operations, end-user manuals, architecture standards, and any other specifications that are used to create or that comprise the program code of the Software).

“Strategic Plan” has the meaning set forth in the recitals of this Agreement.
“Tax Distribution” has the meaning set forth in Section 5.2(a) of this Agreement.
“Tax Matters Member” has the meaning set forth in Section 4.10 of this Agreement.
“Tax Percentage” has the meaning set forth in Section 5.2(a) of this Agreement.
“Technology” means any and all (i) technology, (ii) technical and engineering materials, (iii) specifications, designs, architectures, and schematics, (iv) Software, documentation, development platforms and development tools, and test environments and testing tools, (v) mask works, layouts, topographies and other design features with respect to integrated circuits, (vi) test scripts, test logs, models, devices, tools, simulators, and design environments, and (vii) prototypes and other tangible embodiments of any of the above, in each case, in any form or media.
“Third Directive” has the meaning set forth in the recitals to this Agreement.
“Transfer” means to directly or indirectly sell, transfer, pledge, assign or other dispose of (or to divest voting control by contract, irrevocable proxy, voting trust or other arrangement) or to become subject to any mortgage, pledge, hypothecation, lien, charge or other encumbrance.
“Transition Period” has the meaning set forth in Section 4.7(a) of this Agreement.
“Upstream Systems” means the Software, hardware, systems and processes (including updates to and replacements of any such items) of each of the Enterprises that interface or interoperate directly or through one or more intermediary systems with the Platform and that provide data or services to the Platform.
1.2Other Definitional Provisions. All references in this Agreement to a Section, Article, Schedule or Exhibit are to a Section, Article, Schedule or Exhibit, respectively, of or to this Agreement, unless otherwise indicated. The headings of Articles and Sections in this Agreement are provided for convenience only and shall not affect the construction or interpretation of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words “include,” “includes” and “including” shall be construed as if followed by the phrase “without being limited to.” Words such as “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section of this Agreement, unless the context clearly indicates otherwise.
ARTICLE II
OFFICES AND PURPOSES
2.1Principal Office. The principal office of the Company shall be at 7501 Wisconsin Avenue, Suite 300, Bethesda, Maryland 20814. The principal office of the Company may be changed by the Board in accordance with the terms of this Agreement. The Company may have such other offices, either within or without the State of Delaware, as the Board may designate in accordance with the terms of this Agreement.

2.2Registered Office and Agent. The registered office of the Company, as required by the Act to be maintained in the State of Delaware, shall be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 and the original registered agent at such address shall be Corporation Service Company. The registered office and registered agent may be changed from time to time by action by the Board and by the filing of the prescribed forms with and the payment of any prescribed fees to the Delaware Secretary of State.
2.3Purposes. The purposes of the Company shall be the following:
(a)To conduct the Business in accordance with the Charter, and to take such actions as may be incidental thereto; and
(b)To fulfill such other purposes consistent with the Charter as may be determined from time to time by the Board in accordance with the terms and conditions of this Agreement; provided that, in all cases, all required Government Approvals are obtained from the appropriate Government Authority.
2.4Fiscal Year. The fiscal year of the Company shall be the calendar year.
ARTICLE III
MEMBERS AND FINANCIAL MATTERS
3.1Identity of Members.
(a)The members of the Company (the “Members”) shall consist of the Enterprises and any additional members (“Additional Members”) admitted in accordance with the terms of this Agreement.
(b)Notwithstanding anything to the contrary in this Agreement, in the event any Enterprise is placed into receivership and the LLC Units held by such Enterprise are transferred to a corresponding LLRE (“LLRE Transfer”), effective upon the consummation of the LLRE Transfer, without any further action by any party, such LLRE shall be a Member as the successor-in-interest to the Enterprise and shall be bound by all the rights and obligations of the Enterprise under this Agreement, the Enterprise shall cease to be a Member, and the Company shall continue without dissolution.
3.2LLC Units; Percentage Interests. The LLC Units and Percentage Interests of the Enterprises are set forth on Schedule 3.2 hereto. Schedule 3.2 shall be amended by the Board, as necessary, upon the admission of Additional Members in accordance with the terms of this Agreement, and to reflect changes in the number of LLC Units issued to, or the Percentage Interests of, any Member.
3.3Limitation of Liability of Members and Managers. Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager.

3.4Capital Contributions.
(a)Initial Contributions. The Enterprises have made initial capital contributions to the Company pursuant to the Contribution Agreement. The respective initial contributions of the Enterprises to the Company were of equal value.
(b)Subsequent Contributions. The Members shall make subsequent capital contributions of cash from time to time as set forth in the then current Annual Plan and Budget or as otherwise approved pursuant to the Significant Matters Approval process pursuant to Section 6.4.
3.5Withdrawals of Capital. Except as otherwise provided in this Agreement, no Member shall have the right to withdraw any part of its Capital Contribution without the unanimous consent of the Board.
3.6Interest. No interest shall be paid on or on account of any Capital Contributions to the Company or on or on account of any undrawn profit of any Member credited to its account.
3.7Taxation. It is the intention of the Members that the Company be taxed as a partnership for purposes of the Code and any state income tax law, if allowable under state law. Accordingly, the Company shall file such forms as may be required to elect to classify the Company as a partnership for federal and state income tax purposes.
ARTICLE IV
ALLOCATIONS
4.1Profits. After giving effect to the special allocations set forth in Section 4.3 hereof, Profits for any fiscal year shall be allocated in the following order of priority:
(a)First, to the Members, in proportion to and to the extent of the excess, if any, of (i) the cumulative Losses allocated to each Member pursuant to Section 4.2(a)(ii) hereof for all prior fiscal years, over (ii) the cumulative Profits allocated to each Member pursuant to this Section 4.1(a) for all prior fiscal years; and
(b)The balance, if any, to the Members in accordance with their Percentage Interests.
4.2Losses. After giving effect to the special allocations set forth in Section 4.3 hereof, Losses for any fiscal year shall be allocated as follows:
(a)Losses for any fiscal year shall be allocated in the following order of priority:
(i)First, to the Members in proportion to and to the extent of the excess, if any, of (1) the cumulative Profits allocated to each such Member pursuant to Section 4.1(b) hereof for all prior fiscal years, over (2) the cumulative Losses allocated to such Member pursuant to this Section 4.2(a) for all prior fiscal years; and

(ii)The balance, if any, to the Members in accordance with their Percentage Interests.
(b)The Losses allocated pursuant to Section 4.2(a) hereof shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 4.2(a) hereof but for this Section 4.2(b), the limitation set forth in this Section 4.2(b) shall be applied on a Member by Member basis so as to allocate the maximum permissible Losses to each Member under Regulations Section 1.704-1(b)(2)(ii)(d).
4.3Special Allocations. The following special allocations shall be made in the following order:
(a)Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV, if there is a net decrease in Company Minimum Gain during any fiscal year, then, to the extent required by Regulations Section 1.704-2(f), each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j). This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(b)Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV except Section 4.3(a), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year, then, to the extent required by Regulations Section 1.704-2(i)(4), each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j). This Section 4.3(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(c)Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 4.3(c) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.3(c) were not in this Agreement.

(d)Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any fiscal year that is in excess of the sum of (i) the amount such Member is obligated to restore, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Member shall be specially allocated items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3(d) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article IV have been tentatively made as if Section 4.3(c) hereof and this Section 4.3(d) were not in the Agreement.
(e)Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Members in accordance with their Percentage Interests.
(f)Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
(g)Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Regulations Section.
(h)Regulatory Allocations. The allocations set forth in Sections 4.3(a)-(g) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations under Code Section 704. Notwithstanding any other provisions in this Article IV (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations (including Regulatory Allocations that, although not yet made, are expected to be made in the future) to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.
4.4Other Allocation Rules.
(a)For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Board using any permissible method under Code Section 706 and the Regulations thereunder.

(b)Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits and Losses, as the case may be, for the year.
(c)The Members are aware of the income tax consequences of the allocations made by this Article IV and hereby agree to be bound by the provisions of this Article IV in reporting their shares of Company income and loss for income tax purposes.
(d)Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Members’ interests in Company profits shall be their Percentage Interests.
4.5Tax Allocations: Code Section 704(c).
(a)In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company, solely for tax purposes, shall be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition thereof) and using the traditional method as set forth in Regulation Section 1.704-3(b).
(b)In the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (b) of the definition of Gross Asset Value in Article I hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.
(c)Any elections or other decisions relating to such allocations shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.
4.6Foreign Partner. Each Member represents that it is not a “foreign partner” within the meaning of Section 1446(e) of the Code.
4.7Accounting and Books of Account.
(a)The accounts, books and records of the Company shall be maintained at the principal office of the Company and shall be open for inspection, copying and audit upon reasonable notice by any of the Members or their duly authorized representatives (at the expense of any such Member) during reasonable business hours. Notwithstanding the foregoing, it is anticipated that during an initial transition period one or both of the Members will provide certain financial and accounting services to the Company (the “Transition Period”). During such period, the books and records of the Company may be located at the offices of one or more of the Members, and, in any event, shall be open to inspection, copying and audit upon reasonable notice by either Member or their duly authorized representatives as described in this Section 4.7(a).

(b)The Company’s books shall be closed and balanced at the end of each fiscal year.
(c)The Company shall prepare and deliver to each Manager on the Board (which delivery shall constitute delivery to the Members as well) an annual report within ninety (90) days after the end of each fiscal year (the “Annual Report”) and such other periodic reports as requested by the Board. Each Annual Report shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis and, if determined by the Board, each Annual Report may be audited by an independent public accounting firm selected by the Board. The fees and expenses related to any such audit shall be borne by the Company.
4.8Tax Returns. The Board shall designate an Officer of the Company to have the responsibility for preparing all required federal and state income tax returns, franchise tax reports, sales and use tax returns, property tax reports, transfer taxes and state and local licenses for the Company. The designated Officer shall have the authority to engage an outside accounting firm to prepare federal, state and local filings for a fee. Subject to Section 4.10, such officer shall provide to each Member copies of such income tax returns and related Forms K-1 for their review prior to filing such returns and shall provide final copies of such returns as soon as reasonably practicable, but in no event later than May 31 of the year following the year such income tax return and related Form K-1 cover. During the Transition Period, the Board may designate one of the Members to perform the functions of the designated Officer specified in this Section 4.8. The fees and expenses related to the preparation and filing of federal, state, and local tax returns shall be borne by the Company. Upon the Company's request, each Member shall provide to the Company any information that the Officer believes may be necessary or appropriate to comply with all of the Company's tax compliance obligations.
4.9Banking. All funds of the Company shall be deposited in its name in one or more separate accounts with such banks, savings and loan associations, or trust companies as shall be designated by the Board. Funds of Members or other Persons shall not be deposited in such Company accounts. The funds in such accounts shall be used solely for the business of the Company. Withdrawals from, or checks drawn upon, such accounts shall require the signatures of the persons designated by the Board.
4.10Tax Matters Member. The Board shall designate, and may change the designation of, a tax matters partner (within the meaning of, and solely for purposes of, Section 6231(a)(7) of the Code and Section 301.6231(a)(7)-1 of the Regulations) of the Company (the “Tax Matters Member”). The Tax Matters Member shall not take any action on behalf of the Company without authorization by the Board in accordance with this Agreement, including making any tax election or filing any tax return. Any Member that is not the Tax Matters Member shall have the right to review and approve any tax election or tax return filed on behalf of the Company, and no other written or oral communication other than routine matters shall be sent or made to any governmental authority by the Tax Matters Member unless approved in advance by such other Members. The Tax Matters Member shall provide the other Members with prompt notice of any meeting or conference involving the Tax Matters Member or any representative of the Company with any Governmental Authority involving any tax issue relating to the Company, or any other administrative or judicial proceeding relating to any determination of any tax issue relating to the Company, and such other Members shall have the right to attend and participate in any such meeting, conference, or administrative or judicial proceeding. Upon the Company's request, each Member shall provide to the Company any information that the Tax Matters Member believes may be necessary or appropriate to resolve any tax issue relating to the Company.

ARTICLE V
DISTRIBUTIONS
5.1Distributions Generally. Subject to any required Governmental Approval, the Company shall make distributions to the Members from time to time in such amount as shall be determined pursuant to the Significant Matter approval process provided for in Section 6.4. All distributions shall be made to the Members in accordance with their Percentage Interests.
5.2Tax Distributions.
(a)General. Notwithstanding Section 5.1 or Section 6.4, to the extent funds of the Company may be available for distributions, at least five (5) days prior to the due date of quarterly federal estimated tax payments, the Board shall cause the Company to distribute to the Members with respect to each such quarter of the Company an amount of cash (a “Tax Distribution”) that, in the good faith judgment of the Board, equals the Tax Percentage of the taxable income of the Company for such quarter, with such Tax Distributions to be made to the Members in the same proportions that Profits of the Company are or would be allocated to the Members during such quarter.  The “Tax Percentage” shall be the highest combined marginal federal and state income tax rates applicable to any Member as of the time of a Tax Distribution.  The Tax Percentage shall apply to all Members.
(b)Limitations.  Any distributions required to be made to a Member under Section 5.2(a) with respect to any quarter shall be reduced by the amount of any distributions the Company shall have made or shall be making to such Member in accordance with Section 5.1 or otherwise during the calendar year in which such quarter falls.  The Board shall not cause the Company to make any Tax Distribution under Section 5.2(a) if the making of such Tax Distribution would constitute a violation of the Act or any contract under which the Company or a subsidiary of the Company is bound relating to or entered in connection with indebtedness of the Company.  Any Tax Distributions that are not made by reason of the preceding sentence shall be made as soon as reasonably practicable after the conditions set forth in the previous sentence are no longer applicable.
(c)Offset.  Tax Distributions made to a Member under Section 5.2(a) shall be credited against amounts such Member would otherwise be entitled to receive pursuant to Section 5.1.
5.3Dissolution. If the Company is dissolved, upon the winding up of the affairs of the Company, the assets of the Company shall be distributed in accordance with the Act, except to the extent that U.S. federal law or the Senior Preferred Stock Purchase Agreements entered into by the Enterprises and the U.S. Department of the Treasury dated as of September 26, 2008, applies, in each case, as the same may be amended from time to time (each a “Senior Stock Purchase Agreement”). For the avoidance of doubt, any distributions to Members in connection with a dissolution of the Company shall be made in accordance with the positive Capital Account balances of such Members in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2).

ARTICLE VI
MANAGEMENT
6.1Composition of the Board.
(a)Composition. The Board of Managers (the “Board”) shall consist of at least six managers (each a “Manager”), who shall be designated as provided in this Section 6.1(a) and who shall have the voting rights specified in Section 6.2(c):
(i)At all times Fannie Mae shall designate two managers to serve on the Board (the “Fannie Mae Managers”) and Freddie Mac shall designate two managers to serve on the Board (the “Freddie Mac Managers”).
(ii)The Chief Executive Officer, designated in accordance with Section 6.14(a), shall be a Manager.
(iii)The Company shall have a Chairman of the Board (“Board Chair”), who shall be a Manager and preside at all meetings of the Board. The Board Chair shall not be a director, officer, or employee of Fannie Mae or Freddie Mac, or an officer or employee of the Company. During the Conservatorship, the Board Chair shall be designated and may be removed by FHFA in its sole discretion. Following the Conservatorship, the Board Chair shall be designated and may be removed by the Board; provided that the Board Chair shall not vote with respect to his or her removal. The Board Chair shall perform such duties as are commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board, and during the Conservatorship, FHFA, shall designate. During the Conservatorship, the Board Chair’s compensation shall be determined by FHFA, and unless otherwise directed by FHFA, the Company shall include the expense for such compensation in the Company’s Annual Plan and Budget.
(iv)During the Conservatorship, FHFA may appoint up to four additional Managers, who shall not be directors, officers, or employees of Fannie Mae or Freddie Mac, or officers or employees of the Company, one of whom shall be designated as Board Chair as described in Section 6.1(a)(iii) above. Following the Conservatorship, any such Manager may be appointed or removed by the Board, provided that such Manager shall not vote with respect to his or her removal. During the Conservatorship, any such Manager’s compensation shall be determined by FHFA, and unless otherwise directed by FHFA, the Company shall include the expense for such compensation in the Company’s Annual Plan and Budget.
(b)Removal. Each Manager may be removed only by the person that has authority to designate such Manager, provided that FHFA may remove any Manager in the exercise of FHFA’s authority as Conservator.
(c)Upon termination of the Conservatorship, and for as long as FHFA is acting as Receiver of an Enterprise, FHFA shall have the right to appoint one Manager (the “FHFA Manager”), who shall not be a director, officer, or employee of Fannie Mae or Freddie Mac, or an officer or employee of the Company. For clarification, the FHFA Manager will be a new Manager added to the Board and not a replacement for any of the then current Managers. The Manager appointed by FHFA hereunder shall cease to be a Manager at such time as FHFA ceases to act as Receiver of an Enterprise

6.2Authority of the Board of Managers; Voting.
(a)Authority. Subject to delegation in accordance with Section 6.15 the business and affairs of the Company shall be managed by the Board. Subject to the provisions of Section 6.2(d) and Section 6.4, the Board shall have full and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company, and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company set forth in the Charter; provided, that the Board shall manage the Company in accordance with the Annual Plan and Budget, and, to the extent that it does not conflict with the Annual Plan and Budget, the current Multi-Year Plan adopted by the Board.
(b)Required Vote.
(i)Subject to paragraph (ii) below, all decisions of the Board shall require the affirmative vote of a majority of the voting power represented at the meeting, during the Conservatorship, and the affirmative vote of the Board Chair, and, upon termination of the Conservatorship and for as long as FHFA is acting as Receiver of an Enterprise, of the FHFA Manager, if any.
(ii)After termination of the Conservatorship, a Material Decision requires the affirmative vote of a majority of the voting power represented at the meeting and of at least one Fannie Mae Manager and at least one Freddie Mac Manager, and for as long as FHFA is acting as Receiver of an Enterprise, of the FHFA Manager, if any.
(c)Voting Rights. The voting power of the Board shall be allocated as follows:
(i)Each of the Fannie Mae Managers shall cast one vote; and
(ii)Each of the Freddie Mac Managers shall cast one vote; and
(iii)Each other Manager shall cast one vote.
(d)Deadlock. If a decision is not reached on any matter before the Board in accordance with Section 6.2(b) (a “Deadlock”), then the Company shall maintain the status quo until such time a decision by the Board is reached agree on such matter in accordance with Section 6.2(b). Any Manager may deliver written notice to the other Managers setting forth in reasonable detail the matter giving rise to the disagreement (the “Pre-Deadlock Notice”), and upon receipt of the Pre-Deadlock Notice the Managers will attempt to reach a decision within 10 Business Days. If the Managers are unable to reach a decision within such time period, then during the Conservatorship, each Manager shall have the right to deliver written notice to FHFA that a Deadlock exists (a “Deadlock Notice”). Subject to the provisions of Section 6.4, upon receipt of a Deadlock Notice, FHFA shall have the right, during the Conservatorship, to resolve the Deadlock in its sole and absolute discretion, and the Company shall implement such resolution to the same extent as if approved by the Board. All resolutions of Deadlock by FHFA shall be set forth in a written document signed by an authorized officer of FHFA or pursuant to such other procedures as may be agreed to by the Board and FHFA.

(e)Manager Interests. The fact that one or more Managers may have an interest in any decision, including the fact that one or more Managers has an employment relationship with or an economic interest in an entity that is the subject of the decision, shall not invalidate such decision, which shall be binding upon the Company provided that the interest of any such Manager in the decision, other than through his or her employment relationship with or economic interest in a Member, is disclosed to each other Manager.
6.3Duties of Managers.
(a)Each Member recognizes and agrees that each Manager who is appointed by a Member and who is not also an officer of the Company is acting exclusively on behalf of the Member he or she represents, that each such Manager may act in his or her sole and absolute discretion in the manner he or she determines is in the best interests of the Member he or she represents without taking into account the interests of the other Members, that any such acts shall not be deemed “bad faith” for any purposes, and that such Managers shall have no personal liability by reason of serving as a Manager.
(b)Notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity, to the fullest extent permitted by law, no Manager shall owe any duties (including fiduciary duties) to the Members.
6.4Significant Matters. Notwithstanding the foregoing and any other provision contained in this Agreement to the contrary, no action shall be taken with respect to any of the matters enumerated below (each, a “Significant Matter”) without the approval of (i) the Board in accordance with Section 6.2 and (ii) during the Conservatorship, and during any period during which FHFA is acting as Receiver of one or both of the Enterprises, FHFA; provided, however, that the approval of the Board in accordance with Section 6.2 alone shall be sufficient to approve Significant Matter in the event that FHFA does not approve or deny the applicable Significant Matter in 10 Business Days from the date written notice is received by FHFA of the Significant Matter to be considered by it. All approvals and denials of Significant Matters by FHFA pursuant to this Section 6.4 shall be set forth in a written document signed by an authorized officer of FHFA or pursuant to such other procedures as may be agreed to by each Enterprise and FHFA:
(a)Any amendments to or actions inconsistent with the Charter;
(b)[Reserved];
(c)Amendment of this Agreement;
(d)The determination of the initial Gross Asset Value of any contributions made by either Member to the Company (excluding for this purpose the initial Gross Asset Value of assets contributed to the Company under the Contribution Agreement, which the Parties agree have the initial Gross Asset Value set forth in the Contribution Agreement);

(e)The declaration or amount of any dividend or distribution (other than Tax Distributions pursuant to Section 5.2(a));
(f)The purchase or other acquisition of a business or entity or the merger or consolidation of the Company with or into another entity;
(g)The sale, lease, exchange, transfer or disposal of all or substantially all of the business or assets of the Company, in any one transaction or a series of related transactions;
(h)A conversion of the Company from a limited liability company into a corporation or other form of entity;
(i)The dissolution of the Company;
(j)The admission of Additional Members, the Transfer of LLC Units by either Enterprise and the issuance of additional LLC Units or membership interests in the Company;
(k)The withdrawal of capital by any Member;
(l)The initiation or settlement of any significant litigation by the Company against a third party where such litigation could impact the interests, relationships or reputation of the Company;
(m)The granting of any exclusive license to, or the assignment of, any Intellectual Property Rights of the Company;
(n)Adoption of the Company’s Annual Plan and Budget or the Board approved Multi-Year Plan, any material amendments to the Annual Plan and Budget or approved Multi-Year Plan, aggregate expenditures that exceed the amounts set forth in the Annual Plan and Budget by more than five percent (5%), expenditures that are materially inconsistent with the allocations of expenditures set forth in the Annual Plan and Budget, or incurrence of indebtedness in excess of amounts reflected in the Annual Plan and Budget;
(o)Any matter requiring approval or consultation with the U.S. Department of the Treasury under the Senior Stock Purchase Agreement between an Enterprise and the U.S. Department of the Treasury;
(p)Any action that in the reasonable business judgment of the management of the Company, at the time that the action is to be taken, is likely to cause significant reputational risk to the Company or either Enterprise or result in substantial negative publicity;
(q)The appointment or removal of any Officer of the Company, except that FHFA approval shall only be required for appointment or removal of Officers with the title of Executive Vice President or higher;
(r)Entering into new compensation arrangements with any Officer of the Company or increasing amounts or benefits payable to any Officer of the Company under existing compensation arrangements, except that FHFA approval shall only be required for compensation arrangements with Officers with the title of Executive Vice President or higher;
(s)Entry into any contract, agreement or transaction between the Company, on the one hand, and any Enterprise or any Affiliate of any Enterprise, on the other hand, and any material amendment or waiver, or any termination or assignment, thereof, but excluding (i) certain categories of change orders (or portions thereof), statements of work (or portions thereof), amendments and waivers of such contracts, agreements or transactions solely to the extent specifically approved to not be subject to this Section 6.4(s) in accordance with the Significant Matters approval process, and (ii) any contract, agreement or transaction (and any material amendment or waiver thereof) between the Company and a third party to which an Enterprise (or an Affiliate of an Enterprise) is included as a party solely for the purpose of guaranteeing, securing or providing further assurance to the third party of the Company’s performance of, or compliance with the terms of, such contract, agreement or transaction; and
(t)Any capital contributions from either of the Enterprises (except as otherwise provided for in the Budget).
For the avoidance of doubt, the Deadlock resolution mechanism set forth in Section 6.2(d) shall apply with respect to the failure of the Board to be able to make a decision upon any Significant Matter in accordance with this Section 6.4; provided, however, that prior to FHFA resolving any Deadlock with respect to a Significant Matter an in-person meeting to discuss the Deadlock shall have occurred among the Chief Executive Officers of each of the Enterprises and the director of FHFA.
6.5Meetings of the Board of Managers.
(a)Meetings of the Board shall be held at least once every two months at the principal office of the Company or at any other place within or without the State of Delaware which may be designated by the written consent of all Managers. Any Manager may call a meeting of the Board by providing notice of such meeting to each other Manager in the following manner: Notice of the date, time and place of such meeting shall be mailed by regular mail to each other Manager at his or her designated address at least six (6) days before the meeting, or sent by overnight courier to each other Manager at his or her designated address at least two (2) days before the meeting (with delivery scheduled to occur no later than the day before the meeting), or given orally by telephone or other means, or by e-mail, facsimile or telecopy, or by any other means comparable to any of the foregoing, to each other Manager at his or her designated address at least twenty-four (24) hours before the meeting. The notice of the meeting shall state the general purpose of the meeting, but other routine business may be conducted at the meeting without such matter being stated in the notice.
(b)Meeting materials shall be distributed by the Company to each Manager of the Board by: (i) for regular bi-monthly meetings, at least five (5) days in advance of the meeting (unless a shorter advance period is approved in advance by the Board Chair); and (ii) for other meetings, as early as practicable in advance of the meeting. Such materials shall be well organized and provide reasonably detailed (but concise) information concerning items on the agenda for the meeting.

(c)During the Conservatorship, the Board shall provide, or shall cause to be provided, to FHFA, written notice of all meetings of the Board, including regular bi-monthly and other meetings, by no later than the later of (i) two (2) weeks prior to the date of the meeting and (ii) the date on which notice is provided to the Managers in accordance with Section 6.5(a) hereof. During the Conservatorship, FHFA shall have the right to have one or more representatives of FHFA attend any meeting of the Board as an observer. Any such FHFA representative shall have no voting rights.
(d)During the Conservatorship, FHFA shall receive a copy of all materials distributed to the entire Board at the same time as such materials are distributed to the Board.
6.6Quorum. As used herein, the term “Required Quorum Attendee” shall mean one Fannie Mae Manager, one Freddie Mac Manager, the Board Chair, the CEO and, upon termination of the Conservatorship and for as long as FHFA is acting as Receiver of an Enterprise, the FHFA Manager (if any). The presence in person or by proxy of a majority of the Managers, including each Required Quorum Attendee Member shall constitute a quorum for the transaction of business at a meeting of the Board. No action of the Board shall be valid in the absence of a quorum, except as provided in Section 6.7 hereof. Notwithstanding the foregoing, in the event a Required Quorum Attendee does not attend a meeting of the Board following the delivery of two notices of such meeting in accordance with Section 6.5(a) hereof, the Board Chair may determine, in his or her discretion, to proceed with the meeting following the delivery of the second notice and the meeting shall be deemed to have a quorum irrespective of the absence of such Required Quorum Attendee and any action taken by the Board at such meeting that otherwise complies with the requirements of this Agreement shall be deemed to be a valid action of the Board. After Conservatorship, the Manager who called the meeting may determine to proceed with the meeting on the conditions described in the preceding sentence, in the event that a purpose of the meeting is to consider removal of the Board Chair pursuant to Section 6.1(a)(iii).
6.7Consent of Absentees and Waiver of Notice. The transactions of any meeting of the Board shall be as valid as though had at a meeting duly held after proper notice and with a quorum if, either before or after the meeting, each Manager not present in person or by proxy signs a written waiver of notice or a consent to the holding of such meeting, or approves the minutes thereof. All such waivers, consents or approvals shall be filed with the books and records of the Company and made a part of the minutes of the meeting. Attendance of a Manager at any meeting of the Board shall constitute a waiver of notice of such meeting, except when a Manager attends for the express purpose of objecting to the transaction of any business because such meeting has not been (or allegedly has not been) duly noticed.
6.8Written Action Without a Meeting; Telephone Meetings.
(a)Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if (a) consent in writing to such action is provided by all Managers, and, in the case of Significant Matters, FHFA (provided, however, that the approval of the Board in accordance with Section 6.2 alone shall be sufficient to approve a Significant Matter in the event that FHFA does not approve or deny the applicable Significant Matter in 10 Business Days from the date written notice is received by FHFA of the Significant Matter to be considered by it), and (b) notice to FHFA in writing of the proposed written action is provided to FHFA simultaneously with the Board. The Company shall use commercially reasonable efforts to provide the Board and FHFA with not less than two (2) Business Days advance written notice of the proposed written action, provided that the failure by the Company to provide such two (2) Business Day advance written notice shall not invalidate any written consent that otherwise complies with the provisions of this Section 6.8(a). Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Action by written consent shall have the same force and effect as a vote of the Managers of the Board.
(b)Managers may participate in any meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.
6.9Proxies. Each Manager may appear and vote at any meeting of the Board, and may execute waivers of notice, consents, or approvals, through the agency of one or more persons, provided such agents are authorized to so act on behalf of the Manager by the terms of a written proxy which has been executed by such Manager and delivered to the each Manager. The Board Chair shall cause such written proxies to be filed with the books and records of the Company. If a written proxy authorizes an agent to appear and/or to vote at any meeting of the Board, such written proxy must be delivered to the Board Chair, and all Managers shall be notified of such proxy, at least one day in advance of the meeting.
6.10Protection of Competitively Sensitive Information. The Board shall adopt and comply with policies and procedures to prevent the disclosure of competitively sensitive information of any Member to other Members. The policies and procedures will be consistent with the provisions of Articles XI and XII herein and, for the avoidance of doubt, shall not limit the scope of or otherwise restrict the licenses granted to the Members under Article XII.
6.11Funding Review. A Funding Review (“FR”) has been established by the Company to advise the Members with respect to matters relating to the Annual Plan and Budget, the Multi-Year Plan adopted by the Board, and funding requirements of the Company. The FR shall have no voting or decision-making authority.
(a)Attendees and Meetings. The attendees of the FR shall be determined by the Members. The FR shall be held monthly in person or by telephone. The date, time and place of the meeting or call shall be determined by the Company with notice to representatives to the FR and any other attendees that may be designated by the Members given at least five (5) days in advance. The Company shall circulate meeting materials at least two (2) business days in advance of the meeting or call. The materials shall contain matters as each representative to the FR may request be addressed during the meeting or call within the scope of the FR’s duties.
(b)Duties and Responsibilities. During the FR meeting or call, the Company shall be responsible for providing reports to the Members regarding the financial condition and overall operational performance of the Company, including:
(i)Company expenditures relative to the approved Budget;

(ii)A review of the Company’s Annual Plan and Budget, Annual Report and other periodic reports prior to the Board meeting where this material will be discussed;
(iii)Recommendations to the Members with respect to the funding needs of the Company;
(iv)Reporting other financial matters as deemed appropriate by the Members;
6.12[Reserved]
6.13Additional Advisory Board Committees. The Board shall have the authority to create standing and special committees comprised of members of the Board to provide advice and recommendations to the Board. Board committees shall have the authority to retain consultants as necessary.
6.14Officers.
(a)CEO. The Company shall have a Chief Executive Officer or senior most executive with such other title as the Board determines (“CEO”) appointed by the Board to be responsible for the day-to-day operations of the Company and to serve in such capacity until he or she dies, resigns or is removed from office by the Board, with or without cause, provided that the CEO shall not vote with respect to his or her removal. The CEO shall report to the Board. The authority of the CEO shall be limited to matters expressly authorized herein or by the Board pursuant to a duly adopted resolution. The CEO is hereby expressly authorized to (A) implement matters approved by the Board in accordance with Section 6.2, (B) implement Significant Matters approved pursuant to the Significant Matter approval process contained in Section 6.4 and (C) once the initial Business Plan and Budget are in effect in accordance with Section 8.1, operate the Company in accordance with the Charter, Business Plan and Budget in effect from time to time in accordance with Section 8.1.
(b)Additional Officers. The Board shall have the authority to appoint and remove such additional officers of the Company (each, together with the CEO, an “Officer”) as it deems appropriate to carry out the business of the Company.
6.15Delegation of Authority to Officers. The Board shall have the authority to adopt resolutions providing for delegations of authority to the Officers of the Company.
6.16Indemnification of Officers and Managers.
(a)Right To Indemnification.
(i)To the fullest extent permitted by law, as the same now exists or may hereafter be amended, each Person (including a Fannie Mae Manager or Freddie Mac Manager, as applicable) who was, is or is threatened to be made a party to or is otherwise involved (including as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereafter a “Proceeding”), by reason of the fact that he or she is or was a Manager or Officer or an employee of the Company or he or she is or was serving at the request of the Company (with approval of the Board) as a manager, officer, member, partner, trustee, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereafter an “Indemnitee”), whether the basis of a Proceeding is an alleged action in an official capacity or in any other capacity while serving as such a manager, officer, member, partner, trustee, employee or agent shall be indemnified and held harmless by the Company against all Damages incurred or suffered by such Indemnitee in connection therewith unless the Indemnitee engaged in willful misconduct, fraud, or knowingly violated a criminal law. The Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section 6.16(a) shall be a contract right.
(ii)Any indemnification under Section 6.16(a) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that the Indemnitee has met the applicable standard of conduct set forth in Section 6.16(a). Such determination shall be made by the Board.
(iii)The right to indemnification conferred in Section 6.16(a) shall include the right to be paid by the Company for the reasonable and documented expenses incurred in defending any Proceeding in advance of its final disposition (hereinafter an “Advancement of Expenses”). An Advancement of Expenses shall be made upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified.
(b)Nonexclusivity Of Rights. The right to indemnification and the Advancement of Expenses conferred in this Section 6.16 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, this Agreement, general or specific action of the Board, contract or otherwise.
(c)Indemnitor of First Resort. The Company hereby acknowledges that the Indemnitees may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Enterprises. The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Enterprises to provide any Advancement of Expenses or other indemnification are secondary), and (ii) that it irrevocably waives, relinquishes and releases the Enterprises from any and all claims against the Enterprises for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no Advancement of Expenses or other indemnification on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Enterprises shall have a right of contribution and/or be subrogated to the extent of such Advancement of Expenses or payment to all of the rights of recovery of Indemnitee against the Company.
(d)Statutory and Regulatory Limitations. The right to indemnification and the Advancement of Expenses conferred in this Section 6.16 is subject to the provisions set forth in 12 U.S.C. 4518(e) and any rules or orders that are promulgated or issued thereunder from time to time.

6.17Audit. The Board may direct the Company to conduct an audit, which may be conducted by an independent third party, of any service provider retained by the Company, including, without limitation, any Member of the Company in its capacity as a service provider to the Company pursuant to the Administrative Services Agreement or otherwise, with the results of such audit to be provided to the Board.
ARTICLE VII
ACTIONS BY MEMBERS
7.1No Voting Rights. The Members shall not participate in the management of the Company, and shall have no voting rights under this Agreement or the Act, other than the right to designate their respective representatives, if any, on the Board. The Board shall have the authority to exercise all powers of the Members and Managers under the Act. Notwithstanding the foregoing or any other provision of this Agreement, the rights reserved to FHFA under this Agreement, any Ancillary Agreement or any other agreement entered into by the Company or by the Enterprises in connection with the Company or the Platform shall be exercised by FHFA in its capacity as, and for so long as FHFA is, Conservator of either of the Enterprises. For the avoidance of doubt, nothing in this Section 7.1 is intended to preclude the Enterprises from providing services to the Company pursuant to the Administrative Services Agreement or such other written agreements as may be entered into by the Enterprises and the Company, or pursuant to written delegation by the Board.
ARTICLE VIII
OPERATIONS OF THE COMPANY

8.1Business Plans; Budget.
(a)The Board shall adopt and approve an annual business plan and budget for the Company (the “Annual Plan and Budget”), which shall be subject to the Significant Matters approval requirements contained in Section 6.4. In addition, the Board shall adopt a business plan and budget for the Company covering three years, which will consist of general milestones and/or additional details, and shall include a financial plan (the “Multi-Year Plan”). At all times, the Annual Plan and Budget, and the Multi-Year Plan approved by the Board, and any proposed modifications thereto, shall be subject to approval, review, amendment and modification by the Board (subject to the Significant Matters approval requirements contained in Section 6.4).
(b)The Board shall manage, and the Officers shall operate, the Company in accordance with the Annual Plan and the Budget, and, to the extent that it does not conflict with the Annual Plan and Budget, the Multi-Year Plan approved by the Board, as these may be modified from time to time in accordance with the terms and conditions of this Agreement.
(c)At least sixty (60) days prior to the beginning of each fiscal year of the Company or at such other time as may be established by the Board, the CEO shall prepare and submit to the Board proposed revisions (including any extensions thereof) to the Annual Plan and Budget and (if applicable) the Multi-Year Plan. The Board shall continue to manage, and the Officers shall continue to operate, the Company consistent with the existing Annual Plan and Budget and, to the extent that it does not conflict with the Annual Plan and Budget, the existing Multi-Year Plan approved by the Board until a revised Annual Plan and Budget and (if applicable)

a revised Multi-Year Plan is approved by the Board (subject to the Significant Matters approval requirements contained in Section 6.4).
8.2Platform. With the continued assistance and support of the Enterprises, the Company shall design, develop, build, test, operate, support, maintain, update and enhance the Platform in accordance with the Charter, the Annual Plan and Budget, the Multi-Year Plan approved by the Board, and the Customer Services Agreement, and shall use commercially reasonable efforts to commence operation of the Platform as soon as practicable.
8.3Commitment of Business. The Customer Services Agreement sets forth the terms of each Enterprise’s commitment of business to the Company.
8.4Service Agreements. Each Enterprise shall provide certain services to the Company in accordance with the Administrative Services Agreement between such Enterprise and the Company.
8.5Insurance. The Company shall obtain insurance from insurance companies of recognized standing in such forms and amounts and against such risks as the Board shall determine, naming as a beneficiary thereunder the Company and each Member in proportion to its respective ownership interests in the Company. Without limiting the generality of the foregoing, the Company shall obtain insurance from one or more insurance companies of recognized standing against indemnification obligations the Company may have to any Manager or Officer, and may maintain insurance, at its expense, to protect itself and any Manager, advisory board member, Officer, employee or agent of the Company or another enterprise against any expense, liability or loss. Further, upon the recommendation of the insurance broker engaged by the Enterprises to review the Company’s insurance needs, the Company shall obtain insurance protecting against cyber-security risks that is consistent with insurance coverage maintained by large financial institutions and leading technology service providers handling information and data of similar sensitivity to the types of information and data to be handled by the Company; provided that such coverage is available to the Company at commercially reasonable rates.
8.6Termination of Conservatorship. In the event FHFA is appointed as Receiver of either Enterprise and the LLC Units held by the Enterprise are transferred to a corresponding LLRE, the Company shall enter into an agreement with FHFA to grant to FHFA, as Receiver for the remaining assets in the Receivership estate, such access to and use of the Platform and the right to obtain from the Company such services, in each case, as are reasonably necessary to permit FHFA to carry out its responsibilities with regard to any assets or obligations remaining in the Receivership pursuant to the Safety and Soundness Act and the regulations of FHFA or any successor agency or entity.
ARTICLE IX
EMPLOYEES
9.1Assigned Employees.
(a)Specified employees of each Enterprise, as agreed to by the Company (with approval of the Board) and the relevant Enterprise, may be assigned to work on behalf of the Company under the direct or indirect supervision of the respective Enterprise or Company officer or officers, as the case may be, charged with such management responsibilities (each, an “Assigned Employee”). The Company shall maintain an up-to-date schedule of Assigned

Employees which includes (i) the name of each Assigned Employee, (ii) the period in which the Assigned Employee will serve as an Assigned Employee, and (iii) a high level description of the type of work to be performed by the Assigned Employee.
(b)Each Assigned Employee shall be employed by the relevant Enterprise, and shall continue to be eligible to participate in the compensation and benefit plans and programs maintained by that Enterprise for which the employee qualifies under the terms and conditions of such plans and programs.
(c)Each Enterprise shall, on a monthly basis, invoice and bill the Company for those categories of costs and expenses incurred in the preceding calendar month as are agreed between the Enterprise and the Company (subject to Board approval and the Significant Matters approval requirements contained in Section 6.4 to the extent applicable), in connection with the employment of each Assigned Employee employed by the Enterprise. Invoices submitted to the Company by each Enterprise shall reflect expenditures reported in the Enterprise’s financial systems of record utilizing project codes specifically assigned to the development of the Platform or other reasonable supporting detail. Invoices shall be submitted to the Company with supporting documentation detailing monthly project hours, work descriptions, and out-of-pocket expenses.
(d)Each Assigned Employee shall be dedicated to working 100% of his or her time to perform services for the benefit of the Company and shall be subject to supervision by individuals who may or may not be employees of the Enterprise that employs the Assigned Employee. Performance assessments of each Assigned Employee, including compensation decisions within the framework of the applicable Enterprise’s compensation and benefit plans, shall be conducted by the individual who supervises such Assigned Employee or the Board (which individual shall either be another Assigned Employee or an Officer or other employee of the Company), regardless of which Enterprise employs the supervising individual. Assigned Employees remain employed at-will. The Company shall have the right at any time and for any lawful reason to provide notice to the Enterprise that employs an Assigned Employee that the Company desires that the Assigned Employee no longer work on behalf of the Company as an Assigned Employee, in which case, the Assigned Employee’s status as an Assigned Employee shall be terminated immediately or at such later time as may be agreed to by the Company and the Enterprise.
(e)Acts or omissions of Assigned Employees, in their capacity as Assigned Employees performing services on behalf of the Company, shall be deemed to be acts or omissions of the Company (rather than acts or omissions of the Enterprise that employs the Assigned Employee) and, for purposes of the indemnification provisions in Article 14, Assigned Employees shall be treated as Company Indemnified Parties (rather than Fannie Mae Indemnified Parties or Freddie Mac Indemnified Parties) with respect to indemnification claims that relate to their service as Assigned Employees.
(f)All Materials and intellectual property created or conceived by Assigned Employees while performing services on behalf of the Company in their capacity as Assigned Employees (“Assigned Employees IP”) shall be deemed to be "works made for hire" in which the Company owns all Intellectual Property Rights. To the extent that any Assigned Employees IP is not deemed to be a "work made for hire" and the property of the Company by operation of law, each Enterprise hereby irrevocably assigns, transfers and conveys to the Company all Intellectual Property Rights in and to the Assigned Employees IP created or conceived by each Assigned Employee that the Enterprise assigned to the Company, and each Enterprise agrees to promptly execute such documents and take such actions as the Company may reasonably request to perfect the Company’s ownership of such Assigned Employees IP. Each of the Assigned Employees shall be required to execute a confidentiality and invention assignment agreement in favor of the Company with such terms and conditions as shall be approved by the Board.
(g)Certain additional terms and conditions related to the Assigned Employees, including (i) the process for the Enterprises to assign individuals as Assigned Employees, (ii) the personnel policies and practices that will apply to Assigned Employees, (iii) restrictions on the solicitation or transfer to other positions of Assigned Employees, and (iv) indemnification obligations with respect to employment-related claims are attached hereto as Exhibit D and made a part hereof.
9.2Offers of Employment to Assigned Employees. If approved by the Board, the Company may at any time, in consultation with the Enterprise that employs an Assigned Employee, make an offer of employment with the Company to such Assigned Employee. In any event, following his or her appointment, the CEO shall discuss the status of each Assigned Employee with the Enterprise that employs the Assigned Employee and determine whether the Assigned Employee will be given an offer of employment by the Company, will continue to work as an Assigned Employee devoting all or a portion of his or her time to work on behalf of the Company, or whether the Assigned Employee will otherwise cease to work on matters relating to the Company.
ARTICLE X
COVENANTS OF THE PARTIES
10.1Non-Competition. The Customer Services Agreement sets forth the terms of each Enterprise’s commitment not to compete with the Platform.
10.2Business Opportunity. The Customer Services Agreement sets forth the terms under which the Enterprises will make available certain business opportunities to the Company.
10.3Non-Solicitation of Employees. The Enterprises and the Company shall comply with the policies and procedures set forth in Exhibit D (and Section 9.2) relating to the solicitation for employment of Assigned Employees, employees of the Company and employees of the Enterprises who perform services on behalf of the Company pursuant to the Administrative Services Agreements.
ARTICLE XI
CONFIDENTIALITY
11.1Protection of Confidential Information.
(a) Each Recipient Party covenants and agrees to keep confidential any and all Confidential Information of any Disclosing Party, in accordance with a standard of care that shall be no less than the standard employed to protect its own information of like importance or that of others, but in no event with less than reasonable care consistent with industry practice;
(b)Each Recipient Party covenants and agrees not to print or copy, in whole or in part, any documents or other media containing any Confidential Information without the prior written consent of the Disclosing Party other than (i) copies for its Permitted Recipient Parties, and (ii) for its Permitted Internal Purposes;
(c)Each Recipient Party covenants and agrees not to use any Confidential Information it receives from a Disclosing Party for any purpose other than (i) in connection with or in furtherance of the Business, and (ii) for its Permitted Internal Purposes;
(d)Each Recipient Party covenants and agrees not to disclose, or permit the disclosure of, Confidential Information of a Disclosing Party to any third party except (i) to a Party or the Permitted Recipients of a Party, or (ii) to other persons, on a need to know basis, for the Permitted Internal Purposes, provided that such other persons are bound by confidentiality obligations that are at least as protective of the Confidential Information as the terms of this Article XI (“Other Permitted Persons”). In the case of disclosures pursuant to clause (ii) of this Section 11.1(d), such disclosure shall be subject to the internal controls that the Recipient Party exercises with respect to its own Confidential Information of like importance;
(e)With respect to Confidential Information obtained by the Disclosing Party from a third party, each Recipient Party covenants and agrees to abide by any use and non-disclosure restrictions imposed by the third party on such Confidential Information to which the Disclosing Party is subject, provided that the Disclosing Party has informed the Recipient Party of such restrictions in writing in advance;
(f)To the extent that any Confidential Information disclosed by an Enterprise to the Company (and to which the other Enterprise has access) is never used to a material degree by the Company, the Enterprise that did not disclose such Confidential Information shall not have any use rights thereto;
(g)The Enterprises shall not use for any purpose whatsoever each other’s Confidential Information that is Nonpublic Member Data. For the avoidance of doubt, the term “use” in this Section 11.1(g) shall be construed broadly to include any productive use, including the testing or verification purposes of the Enterprises. Notwithstanding the foregoing, but subject to Section 11.1(h) below, the prohibition in this Section 11.1(g) shall not apply to the testing and verification processes conducted by employees of the Enterprises directly involved in the build, design, development, testing, operation, support or maintenance of the Platform under the direct or indirect supervision of the respective Enterprise or Company officer or officers, as the case may be, charged with such management responsibilities;
(h)The Company shall maintain and comply with the written information security program (including the administrative, technical and physical safeguards set forth therein) approved by the Board. Any changes to the Company's information security program will be subject to Board approval. Any use, access or disclosure of Confidential Information by the Company (including Nonpublic Member Data) shall comply with (i) the terms of this Agreement, (ii) the terms set forth in any other agreement between the Parties and (iii) appropriate policies and controls adopted by the Company, consistent with the approved information security program; and
(i)The provisions of this Article XI shall not apply to Intellectual Property Rights solely to the extent such Intellectual Property Rights are subject to the license rights set forth in Article XII; provided, however, that each Recipient Party shall keep confidential all trade secrets and other Intellectual Property Rights of a Disclosing Party that are of a confidential nature (which shall not include issued patents, registered copyrights of non-confidential works of authorship, and trademarks) with the standard of care specified in Section 11.1(a) and shall disclose such information to third parties only on a need to know basis, provided that such third parties are bound by confidentiality obligations that are at least as protective of the Confidential Information as the Recipient Party would require in similar circumstances with respect to its own information of like importance.
11.2Permitted Recipient Parties and Other Permitted Persons. Each Recipient Party shall advise any Permitted Recipient Party and Other Permitted Persons to which it discloses Confidential Information of the confidential nature of the Confidential Information and shall require such Permitted Recipient Party and Other Permitted Person to protect the confidentiality of such Confidential Information in accordance with the provisions of this Article XI, provided, that, with respect to each Recipient Party’s use of such Confidential Information for its Permitted Internal Purposes, it shall only be required to adhere to its own internal controls, policies and procedures for the confidential treatment of information that is similar in nature and of comparable important to the Confidential Information at issue, which controls shall be consistent with industry practice. Each Recipient Party shall be liable for any breach of any obligation hereunder by any of its Permitted Recipient Parties or Other Permitted Persons and agrees to take all reasonable measures (including but not limited to court proceedings for injunctive relief, if reasonable under the circumstances) to restrain its respective Permitted Recipient Parties or Other Permitted Persons from prohibited or unauthorized disclosure or use of such Confidential Information. Nothing in this Agreement shall prohibit the disclosure by any Recipient Party of Confidential Information to FHFA, in its role as Conservator of the Enterprises or as regulator and supervisor of the Company, or to FHFA’s Office of Inspector General, in its oversight capacity of FHFA, and FHFA’s employees, agents, attorneys or other professional advisors.
11.3Disclosure. In the event a Recipient Party receives a court order or other governmental or administrative decree requiring disclosure of Confidential Information of a Disclosing Party, or if a Recipient Party is otherwise legally obligated to disclose the Confidential Information of a Disclosing Party (other than as a result of any directive or other instruction from FHFA), such Recipient Party shall, if it is legally permitted to do so, give the Disclosing Party reasonable written notice prior to such disclosure in order to permit such Disclosing Party, at such Disclosing Party’s expense, to seek a protective order or otherwise take steps to prevent the disclosure of such Confidential Information. The Recipient Party shall cooperate with the Disclosing Party in seeking a protective order or other measure to limit the required disclosure of the Disclosing Party’s Confidential Information, and release only so much of such Confidential Information as is required by any resulting order, decree or legal obligation.
11.4Breach. Each Party agrees that in the event of a breach or threatened breach by any Party, including its Permitted Recipient Parties and Other Permitted Persons, of the provisions of this Article XI, the non-breaching Party may not have an adequate remedy in money damages and, accordingly, shall be entitled to seek an injunction against such breach, in addition to any other legal or equitable remedies available to it.
11.5Residual Knowledge. Each Disclosing Party acknowledges that the Recipient Parties may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the Disclosing Party’s Confidential Information. The Parties agree that they also may acquire Residual Knowledge as a result of this Agreement. Any use or disclosure by any Party of Residual Knowledge shall not constitute a breach of this Agreement, provided that such use or disclosure does not violate the patents or copyrights of any other Party hereto. Subject to the foregoing proviso, nothing in this Agreement will prohibit a

Recipient Party from using Residual Knowledge to develop or have developed for itself, or otherwise use or disclose, products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in such Confidential Information. The Parties shall have no obligation to limit or restrict the work assignments of their Permitted Recipient Parties as a result of their having had access to any other Party’s Confidential Information.
11.6Breach Notification. The Recipient Party shall promptly notify the Disclosing Party in writing of any unauthorized use or disclosure of, or access to, the Disclosing Party’s Confidential Information by or arising through the Recipient Party of which it becomes aware, and take all reasonable steps requested by the Disclosing Party to limit, stop or otherwise prevent such loss or unauthorized use, disclosure or access.
ARTICLE XII
INTELLECTUAL PROPERTY
12.1Licenses to Enterprises of Intellectual Property Rights.
(a)Except as otherwise agreed to in a written contract approved in accordance with Section 6.4(s), the Company hereby grants to each Enterprise a non-exclusive, non-transferable (except as set forth in Section 17.9), fully-paid, royalty free, perpetual (both during and following the respective Enterprise’s Membership in the Company), irrevocable and worldwide license to Exploit all Materials and all Intellectual Property Rights (other than trademarks) that are owned or licensed by the Company while the respective Enterprise is a Member of the Company, which may be used by each Enterprise for any purpose, subject to any restrictions that may be set forth in the Customer Services Agreement. The foregoing license excludes any use rights with respect to third party licensed Materials to the extent the third party licenses do not permit such use rights to be granted; provided, however, that upon written request from an Enterprise, the Company shall use commercially reasonable efforts to obtain a separate license in the name of the Enterprise, which license shall be at that Enterprise’s expense (as approved in advance by such Enterprise).
(b)The rights to sublicense and distribute such Materials and Intellectual Property Rights pursuant to Section 12.1(a) shall apply to the extent reasonably necessary or appropriate for each Enterprise to Exploit such Materials and Intellectual Property Rights for the operation of its business; provided, however, that such sublicense or distribution shall not be solely for the purpose of receiving royalties or other licensing revenue from the sublicense or such Materials and Intellectual Property Rights themselves (as opposed to in combination with other aspects of the Enterprise’s business) and shall contain confidentiality obligations that are at least as protective of the Company’s Confidential Information as the terms of Article XI. Without limiting the generality of the foregoing, the Enterprises may permit third parties providing services to the Enterprises to access such Materials and the Technology embodying such Intellectual Property Rights, provided that such third parties are bound by confidentiality obligations that are at least as protective of the Company’s Confidential Information as the terms of Article XI.

(c)In the event of the bankruptcy of the Company pursuant to the Bankruptcy Code and an attendant rejection of this Agreement or any license granted hereunder, the Parties intend that the provisions of Section 365 of the Bankruptcy Code shall apply and the Enterprises shall be entitled to retain all license rights granted in this Agreement and possession of all Materials and Intellectual Property Rights licensed under this Agreement, and to exercise all rights to obtain possession of Materials and embodiments of Intellectual Property Rights in accordance with this Agreement and any other agreement supplementary hereto, and the Enterprises shall have no obligation to pay any additional fees or payments in connection with the exercise of the license rights granted under this Agreement and use of any such licensed Materials or Intellectual Property Rights.
12.2Third Party Intellectual Property Rights. As soon as practicable following the date hereof, the management of the Company shall adopt policies and procedures governing the use by the Company of Software and Materials owned by third parties (including open source software), including in connection with the design and development of the Platform.
12.3Disclosure and Delivery of Intellectual Property Rights and Materials. This Article XII establishes the Enterprises’ right to Exploit the Materials and Intellectual Property rights owned or licensed by the Company. To facilitate the exercise of those rights in a manner that does not create unreasonable burdens for the Company, the Members and the Company will agree on a schedule for delivery of Materials and Intellectual Property by the Company to the Enterprises, which schedule may be updated by written agreement of both Members and the Company from time to time. The remaining provisions of this Article XII will apply until a schedule is agreed upon by the parties and will serve as default requirements in case any schedule agreed upon by the parties expires without a replacement having been agreed upon. Within thirty (30) days after the end of each calendar quarter, the Company will provide to each Enterprise (unless such Enterprise notifies the Company that it elects to defer such delivery) a then current (i.e. as of the end of the applicable calendar quarter) listing of all Materials and Intellectual Property Rights owned or licensed by the Company, including a complete listing of all Software and other Materials incorporated in or reasonably necessary to enable the Enterprises to Exploit the Platform. Following receipt of such listing, an Enterprise may request in writing no more than one time per calendar quarter that the Company provide to the Enterprise, and the Company shall provide to such Enterprise within five business days after receipt of the request, current copies of any Materials or Intellectual Property Rights listed therein (or such portion thereof as was requested by such Enterprise) including current copies of object code and Source Code for Software included in the Materials. At the request of an Enterprise, the Company shall also provide a reasonable amount of basic knowledge transfer as is reasonably necessary to permit the Enterprise to Exploit the Platform using appropriately skilled and knowledgeable resources; provided, however, that such obligation of the Company shall not interfere with the priority of the Company’s day to day operations and objectives and shall not otherwise create an unreasonable burden on the Company or its employees. If an Enterprise ceases to be a Member of the Company, the Company shall provide a then current (i.e. as of the date it ceases to be a Member of the Company) listing and copies of the foregoing Materials and Intellectual Property Rights to such Enterprise within thirty (30) days after it ceases to be a Member; thereafter, the Company’s obligations under this Section 12.3 shall terminate.

12.4Prosecution of Intellectual Property Rights. The Company shall have the sole authority to prosecute any patents on inventions developed by or for the Company and assigned to it using patent counsel selected by the Board.
12.5Protection of Company Intellectual Property Rights. The Company shall use commercially reasonable efforts to protect and enforce its Intellectual Property Rights in and to the Platform, and any underlying Software owned by the Company, including by bringing infringement suits against infringers in its reasonable discretion. Should the Company fail to do so, in the reasonable judgment of an Enterprise, the Enterprise shall have the right to bring such matter before the Board. If, after consideration of the Board, the Company declines to bring an infringement action against an infringer, such decision shall be final, and neither Enterprise shall have any further right to raise such matter before the Board or to otherwise object to such decision.
12.6Covenant Not to Sue.
(a)Each Party covenants that it shall not Assert any Patent Rights owned or controlled by it against (i) the Company or its Covered Persons with respect to their designing, building, developing, testing, operating, supporting, maintaining, updating, enhancing and using the Platform in accordance with this Agreement and the Customer Services Agreement, or (ii) an Enterprise or its Covered Persons with respect to such Enterprise’s Exploitation of the Materials and Intellectual Property Rights pursuant to Section 12.1 in accordance with the terms of this Agreement. Each covenant in this Section 12.6 is referred to as a “CNTS.” For clarification, a Patent Right is subject to the CNTS only to the extent that it would be infringed in the absence of a license thereunder as a result of the activities described in subparagraphs (i) and (ii) above. The Parties acknowledge and agree that no CNTS in any way narrows the scope of, restricts the application of, or otherwise limits or adversely affects, the licenses granted to the Parties pursuant to Section 12.1 and the Contribution Agreement.
(b)Each CNTS runs with title to any Patent Rights to the extent they are subject to the CNTS and binds any assignee, exclusive licensee, or other individual or entity that acquires any interest in any Patent Rights that are subject to the CNTS, whether or not that individual or entity has actual or constructive knowledge of the CNTS.
(c)The CNTS granted by each Enterprise in favor of the other Enterprise and its Covered Persons shall be effective for so long as both Enterprises remain Members and both CNTS shall terminate when either Enterprise ceases to be a Member, provided, that each CNTS shall continue in perpetuity with respect to all Patent Rights owned or controlled by each grantor Enterprise on or prior to the date on which an Enterprise ceased to be a Member (and including without limitation future patents and patent applications claiming priority to the foregoing). The CNTS granted by each Enterprise in favor of the Company and its Covered Persons shall be effective for so long as such Enterprise remains a Member and shall terminate when it ceases to be a Member, provided, that such CNTS shall continue in perpetuity with respect to all Patent Rights owned or controlled by such grantor Enterprise on or prior to the date on which it ceased to be a Member (and including without limitation future patents and patent applications claiming priority to the foregoing). The CNTS granted by the Company in favor of each Enterprise shall be effective for so long as such Enterprise remains a Member and shall terminate when its ceases to be a Member, provided, that such CNTS shall continue in perpetuity with respect to all Patent Rights owned or controlled by the Company on or prior to the date on which such Enterprise ceased to be a Member (and including without limitation future patents and patent applications claiming priority to the foregoing).
(d)To effectuate the purpose of Section 12.6 (b) above, if either of the Enterprises intends (x) to transfer or assign (directly, by operation of law, or in connection with a merger, acquisition, or sale of all or substantially all of an Enterprise’s assets) ownership of a Patent Right to any third party, or (y) to grant an exclusive license to, or other proprietary interest in, any Patent Right, which Patent Right, the Enterprise knew or reasonably should have known, is subject to the CNTS at the time of the transfer, assignment, or grant, then prior to any such transfer, assignment, or grant, such Enterprise shall secure in writing from the third party (i) the CNTS with respect to such Patent Right to the same extent as it applies at such time to such Enterprise and (ii) a covenant to secure a similar CNTS from any subsequent owner or exclusive licensee of such Patent Right. If for any reason any transferee, assignee, or grantee does not so agree in writing, then, effective immediately prior to that transfer, assignment, or grant, the Enterprise shall be deemed to have granted to the Company an automatically-vested, nonexclusive, irrevocable, perpetual, fully-paid-up, royalty-free, worldwide, transferable, assignable license under such Patent Right to design, build, develop, test, operate, support, maintain, update, enhance and use the Platform in accordance with this Agreement and the Customer Services Agreement.
ARTICLE XIII
TRANSFER OF LLC UNITS
13.1Prohibition on Transfers by Enterprises. Neither Fannie Mae nor Freddie Mac may Transfer their respective LLC Units, or any portion thereof, without (i) approval as a Significant Matter pursuant to Section 6.4, and (ii) proper receipt of such other Governmental Approvals as may be necessary.
ARTICLE XIV
INDEMNIFICATION
14.1Indemnification by Fannie Mae.
(a)Subject to the limitations set forth in this Article XIV and to all applicable regulatory requirements and restrictions, Fannie Mae shall defend, indemnify and hold harmless each of the Freddie Mac Indemnified Parties and the Company Indemnified Parties from and against any costs, damages, losses, expenses (including, without limitation, settlements, judgments and reasonable attorneys’ fees and costs relating thereto), claims, obligations or liabilities (“Damages”) suffered or incurred by any Freddie Mac Indemnified Party or Company Indemnified Party, as the case may be, to the extent such Damages result or arise from:

(i)a breach or inaccuracy of any of the representations or warranties made by Fannie Mae in this Agreement; or
(ii)a breach of any of the covenants or agreements made or to be performed by Fannie Mae pursuant to this Agreement.
(b)Notwithstanding the foregoing, Fannie Mae shall not be required to indemnify or hold any Freddie Mac Indemnified Party or Company Indemnified Party harmless from or against any Damages to the extent that such Damages arise out of or relate to the negligence, willful misconduct or breach of any of its representations, warranties, covenants or agreements herein, in any Ancillary Agreement or in any certificate, agreement, document or instrument delivered pursuant hereto or thereto, by any Freddie Mac Indemnified Party or Company Indemnified Party, as applicable.
14.2Indemnification by Freddie Mac.
(a)Subject to the limitations set forth in this Article XIV and to all applicable regulatory requirements and restrictions, Freddie Mac shall defend, indemnify and hold harmless each of the Fannie Mae Indemnified Parties and the Company Indemnified Parties from and against any Damages suffered or incurred by any Fannie Mae Indemnified Party or Company Indemnified Party, as the case may be, to the extent such Damages result or arise from:
(i)a breach or inaccuracy of any of the representations or warranties made by Freddie Mac in this Agreement; or
(ii)a breach of any of the covenants or agreements made or to be performed by Freddie Mac pursuant to this Agreement.
(b)Notwithstanding the foregoing, Freddie Mac shall not be required to indemnify or hold any Fannie Mae Indemnified Party or Company Indemnified Party harmless from or against any Damages to the extent that such Damages arise out of or relate to the negligence, willful misconduct or breach of any of its representations, warranties, covenants or agreements herein, in any Ancillary Agreement or in any certificate, agreement, document or instrument delivered pursuant hereto or thereto, by any Fannie Mae Indemnified Party or Company Indemnified Party, as applicable.
14.3Indemnification by the Company.
(a)Subject to the limitations set forth in this Article XIV and to all applicable regulatory requirements and restrictions, the Company shall defend, indemnify and hold harmless each of the Fannie Mae Indemnified Parties and the Freddie Mac Indemnified Parties from and against any Damages suffered or incurred by any Fannie Mae Indemnified Party or Freddie Mac Indemnified Party, as the case may be, to the extent such Damages result or arise from:

(i)a breach by the Company of any Fannie Mae Assigned Contract (as such term is defined in the Contribution Agreement) or Freddie Mac Assigned Contract (as such term is defined in the Contribution Agreement); or
(ii)a breach by the Company of any contract or other agreement pursuant to which either or both Enterprises agrees to serve as a co-party, guarantor or otherwise for purposes of providing assurance or security to the third-party to such contract or agreement of the Company’s performance, provided that the indemnity under this Subparagraph (ii) shall be limited to the Damages suffered by the applicable Enterprise in its capacity as a co-party, guarantor or otherwise for purposes of providing assurance or security to such third-party.
(b)Notwithstanding the foregoing, the Company shall not be required to indemnify or hold any Freddie Mac Indemnified Party or Fannie Mae Indemnified Party harmless from or against any Damages to the extent that such Damages arise out of or relate to the negligence, willful misconduct or breach of any of its representations, warranties, covenants or agreements herein, in any Ancillary Agreement or in any certificate, agreement, document or instrument delivered pursuant hereto or thereto, by any Freddie Mac Indemnified Party or Fannie Mae Indemnified Party, as applicable.
14.4Indemnification Procedures. In any case where an Indemnified Party shall seek indemnification under this Agreement for a third party claim, suit or proceeding (a “Claim”), such indemnification shall be conditioned on such Indemnified Party's compliance with the following procedures:
(a)The Indemnified Party will give prompt written notice to the party from whom such indemnification is sought (the “Indemnifying Party”) of each Claim for indemnification under this Agreement, specifying to the extent then known the amount and nature of the Claim (a “Notice of Indemnification”). No failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations under this Agreement except to the extent that Damages are attributable to such failure. Within fifteen (15) days following receipt of a Notice of Indemnification from the Indemnified Party relating to any Claim, the Indemnifying Party will notify the Indemnified Party in writing if the Indemnifying Party elects to assume control of the defense and settlement of that Claim (a “Defense Election”).
(b)If the Indemnifying Party delivers a Defense Election relating to any Claim within the required notice period, the Indemnifying Party will be entitled to have sole control over the defense and settlement of such Claim; provided, however, that
(i)the Indemnified Party will be entitled to participate in the defense of such Claim and to employ counsel at its own expense to assist in the handling of such Claim, provided, however, that, if the Indemnified Party cooperates and provides assistance at the request of the Indemnifying Party in connection with the Indemnifying Party’s defense, the Indemnified Party shall be entitled to recover from the Indemnifying Party the reasonable costs of providing such assistance;
(ii)before entering into any settlement of such Claim or ceasing to defend against such Claim, the Indemnifying Party will obtain the prior written approval of the Indemnified Party in respect of any compromise or settlement that would impose any penalty, limitation, disclosure obligation, or injunction or other equitable relief upon the Indemnified Party or that does not include the third party’s release of the Indemnified Party from all liability relating to such Claim for which the Indemnified Party is entitled to be indemnified; and
(iii)the Indemnifying Party shall inform the Indemnified Party on a regular basis of the status of such Claim and the Indemnifying Party’s defense thereof.
(c)Subject to Section 14.4(b), after the Indemnifying Party has delivered a Defense Election relating to any claim in accordance with Section 14.4(a), the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses incurred by such Indemnified Party in connection with the defense of that Claim. In addition, the Indemnifying Party will not be required to indemnify the Indemnified Party for any amount paid or payable by such Indemnified Party in the settlement of any claim for which the Indemnifying Party has delivered a timely Defense Election if such amount was agreed to without the written consent of the Indemnifying Party.
(d)Provided that the Notice of Indemnification is given (unless the failure to provide such Notice of Indemnification does not actually and materially prejudice the interests of the Indemnifying Party), and the Indemnifying Party (i) has not delivered a Defense Election relating to any Claim within the required notice period, or (ii) has delivered a Defense Election relating to a Claim but has not retained counsel within 30 days following the delivery of the Defense Election, then the Indemnified Party shall have the right to defend, contest or otherwise protect against the same, and make any compromise or settlement thereof and recover any related Damages, including any Damages incurred in securing the Indemnified Party’s rights under this Agreement, from the Indemnifying Party.
(e)In the event that the counsel retained by the Indemnifying Party determines that it cannot represent the Indemnifying Party and the Indemnified Party in connection with the defense of any Claim consistent with the applicable rules of professional conduct, the Indemnified Party shall have the right to employ separate counsel and to control its own defense in connection therewith, and the reasonable fees and expenses of such separate counsel shall be paid by the Indemnifying Party.
(f)An Indemnified Party shall, to the extent practicable and reasonably within its control and at the expense of the Indemnifying Party, make commercially reasonable efforts to mitigate any Damages of which it has adequate notice, provided that the Indemnified Party shall not be obligated to act in contravention of applicable law or in contravention of reasonable and customary practices of a prudent person in similar circumstances.
(g)The obligation to indemnify a party’s officers, directors, employees and agents in accordance with this Article XIV may be enforced exclusively by such party and nothing herein shall be construed to grant such officers, directors, employees and agents any individual rights, remedies, obligations or liabilities with respect to the parties to this Agreement.

14.5Limits on Indemnification.
(a)The parties hereto waive as against each other any claim to consequential, special, exemplary or punitive damages except to the extent consequential, special, exemplary or punitive damages are awarded to a third party against an Indemnified Party in circumstances in which such Indemnified Party is entitled to indemnification hereunder.
(b)Each Indemnified Party shall maintain such insurance coverage with respect to its business as is customary for an entity of the size and nature of such Indemnified Party. Each Indemnified Party shall be obligated in connection with any claim for indemnification under this Article XIV to use commercially reasonable efforts to obtain any insurance proceeds and indemnification payments payable to such Indemnified Party by any third party available with regard to the applicable claim. The amount which the Indemnifying Party is or may be required to pay to any Indemnified Party pursuant to this Article XIV shall be reduced (retroactively, if necessary) by any insurance proceeds, indemnification payments or other amounts actually recovered by or on behalf of the indemnified party in reduction of the related damages. If the Indemnified Party receives the payment required by this Agreement from the Indemnifying Party in respect of Damages and subsequently receives insurance proceeds, indemnification payments or other amounts in respect of such Damages, then such Indemnified Party shall promptly repay to the Indemnifying Party a sum equal to the amount of such insurance proceeds, indemnification payments or other amounts actually received.
14.6Exclusive Remedy.
(a)The remedies provided in this Article XIV shall be the exclusive remedies of the Parties hereto in connection with any claim or action arising out of any breach by, or inaccuracy of, another Party’s (i) representations, (ii) warranties or (iii) covenants and agreements. The provisions of this Article XIV shall apply to claims for indemnification asserted as between the Parties as well as to third-party claims.
(b)Nothing in this Section 14.6 is intended to limit or expand the remedies provided under any Ancillary Agreement for claims arising under those Ancillary Agreements.
ARTICLE XV
DISPUTE RESOLUTION
15.1Disputes. The Members and the Company shall attempt in good faith to resolve any dispute, controversy or claim between or among them arising out of or relating to this Agreement, including without limitation any dispute over the breach, interpretation or validity thereof (a “Dispute”). Any Member or the Company, as applicable, may request through written notice to all of the other Members and the Company that the Dispute be referred to senior executives of the Members and the Company, as applicable, that are parties to the Dispute who have authority to resolve the Dispute. The senior executives shall attempt to resolve the Dispute by agreement within sixty (60) days of such notice. The senior executives shall take such actions as may be necessary in connection with any discussions relating to any Dispute to prevent the disclosure of competitively sensitive information of one Member or the Company, as applicable, to other Members or the Company, as applicable.

15.2Legal Proceedings. If any Dispute is not resolved by the senior executives of the Members or the Company, as applicable, that are party to the Dispute within the sixty (60) day period prescribed by Section 15.1, any such Member or the Company may institute legal proceedings in a federal court in the State of Maryland, which shall be the exclusive forum for such Dispute to the fullest extent permitted by applicable law.
15.3Resolution by Conservator. Notwithstanding the foregoing, at any time during which FHFA is Conservator of both (but not just one) Enterprises, FHFA shall have the authority to resolve any Dispute between the Enterprises and between either or both Enterprises and the Company. While FHFA is Conservator of both (but not just one) Enterprises, FHFA may direct that the Enterprises take such actions and engage in such processes as FHFA shall determine to resolve any Dispute, and the Enterprises shall comply with FHFA’s direction.
ARTICLE XVI
NOTICES
Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by an internationally recognized overnight courier service, or (iii) transmitted by electronic mail (with a confirmation copy sent by one of the other methods authorized in this Section or by mailing, postage prepaid), addressed as follows (or such other address as the Parties may designate from time to time in writing):
If to Fannie Mae:

Federal National Mortgage Association
1100 15th Street, NW
Washington, DC 20005
Attn: Executive Vice President, General Counsel & Corporate Secretary
E-Mail: terry_theologides@fanniemae.com

Copies to:

Federal Housing Finance Agency
400 7th Street, SW
Washington, DC 20024
Attn: Deputy Director, Division of Conservatorship
E-Mail: CSS@fhfa.gov

and

Federal National Mortgage Association
1100 15th Street, NW
Washington, DC 20005
Attn: Vice President, Deputy General Counsel & Deputy Corporate Secretary
Email: christine_e_reddy@fanniemae.com

If to Freddie Mac:

Federal Home Loan Mortgage Corporation
8200 Jones Branch Drive
McLean, Virginia 22102
Attn: Ricardo A. Anzaldua
Executive Vice President, General Counsel and Corporate Secretary
E-Mail: ricardo_anzaldua@freddiemac.com

Copies to:

Federal Housing Finance Agency
400 7th Street, SW
Washington, DC 20024
Attn: Deputy Director, Division of Conservatorship
E-Mail: CSS@fhfa.gov

and

Federal Home Loan Mortgage Corporation
8200 Jones Branch Drive
McLean, Virginia 22102
Attn: Melinda L. Reingold
Vice President & Deputy General Counsel - Mortgage Securities
E-Mail: melinda_reingold@freddiemac.com

If to the Company:

Common Securitization Solutions, LLC
7501 Wisconsin Avenue, Suite 300
Bethesda, Maryland 20814
Attn: Chief Executive Officer
Email: tony.renzi@commonsecuritization.com

Copies to:

Common Securitization Solutions, LLC
7501 Wisconsin Avenue, Suite 300
Bethesda, Maryland 20814
Attn: Senior Vice President, Chief Legal and Compliance Officer
Email: carol.rakatansky@commonsecuritization.com

Federal Housing Finance Agency
400 7th Street, SW
Washington, DC 20024
Attn: Deputy Director, Division of Conservatorship
E-Mail: CSS@fhfa.gov

All notices and other communications required or permitted to be given hereunder shall be deemed to have been duly given on the first to occur of: (i) the date of receipt if delivered personally, (ii) the first Business Day following the day the same is deposited with an internationally recognized courier service if sent by overnight delivery service, or (iii) the date sent (without notice of non-delivery) if sent by electronic mail transmission.
ARTICLE XVII
MISCELLANEOUS
17.1FHFA Authority.
(a)FHFA’s actions pursuant to this Agreement shall be performed in its capacities as Conservator of the Enterprises and as regulator and supervisor of the Company, and any approval, designation, direction or other rights reserved to FHFA under this Agreement shall be exercised by FHFA in those roles.
(b)Notwithstanding the foregoing, nothing in this Agreement is intended to, nor shall, limit in any manner FHFA’s authority with respect to the Enterprises and their respective assets (including their LLC Units) as Conservator or Receiver, nor as regulator and supervisor of the Enterprises and the Company.
(c)Notwithstanding any other provision of this Agreement to the contrary, if FHFA is no longer Conservator of either Enterprise, all rights of FHFA in its capacity as Conservator arising exclusively under this Agreement shall cease, but its rights as regulator and supervisor of the Enterprises and the Company shall persist.
17.2Scope of the Parties’ Authority. Unless otherwise provided in this Agreement, no Party shall, without the prior written consent of the other Party, in any manner use the name of, or commit or act or purport to act for or as a representative of, or assume any obligations or responsibilities on behalf of, such other Party, whether before or after the formation of the Company.
17.3Force Majeure. Should any circumstance beyond the reasonable control of any Member occur which delays or renders impossible the performance of any of its obligations under this Agreement, such obligation shall be postponed for such time as such performance necessarily has had to be suspended or delayed on account thereof; provided such Member shall notify the other Members and the Company in writing within fourteen (14) days after the occurrence of such force majeure. In such event, representatives of each Member, the Company and FHFA shall promptly meet to determine an equitable solution to the effect of any such event, provided that any Member who fails because of force majeure to perform its obligations hereunder or thereunder will upon the cessation of the force majeure take all reasonable steps within its power to resume with the least possible delay compliance with its obligations. Events of force majeure shall include, without limitation, war, revolution, invasion, insurrection, riots, mob violence, sabotage or other civil disorders, acts of God, strikes or other labor disputes, acts, laws, regulations or rules of any government or governmental agency and any other circumstances beyond the reasonable control of the Member, the obligations of which are affected thereby.

17.4Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be narrowly reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision narrowly reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.
17.5Entire Agreement. The terms and conditions herein contained together with the terms and conditions of the Ancillary Agreements, the Customer Services Agreement and the other documents attached as Schedules and Exhibits hereto constitute the entire agreement between the Parties relating to the subject matter of this Agreement and shall supersede all previous communications between the Parties with respect to the subject matter of this Agreement. No Party has entered into this Agreement in reliance upon a representation, warranty or undertaking of the other Party which is not set out or referred to in this Agreement.
17.6Further Assurances. The Parties hereto shall at any time, and from time to time execute and deliver such additional instruments and other documents and shall at any time, and from time to time take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby
17.7No Third Party Rights. This Agreement shall not be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a party to this Agreement (including, but not limited to, employees or contractors of any Enterprise or the Company), other than FHFA and the third parties entitled to indemnification pursuant to Article XIV.
17.8Applicable Law. This Agreement and the rights and liabilities of the parties hereto shall be governed by and construed in accordance with applicable U.S. federal laws and the laws of the State of New York applicable to contracts made and to be performed within such jurisdiction and without regard to any conflicts of laws principle that would result in the application of the laws of any other jurisdiction.
17.9Assignment of Agreement. This Agreement shall be binding upon and inure to the benefit of each Party hereto and its permitted successors and assigns, including with respect to each Enterprise, the corresponding LLRE as contemplated by Section 3.1(b). Subject to Section 3.1(b), no Party hereto shall assign, transfer, or otherwise dispose of (by operation of law or otherwise) any of its rights or obligations under this Agreement in whole or in part to any Person without the prior written consent of the other Parties; provided, however, that in the event any Enterprise is placed into receivership and the LLC Units held by the Enterprise are transferred to a corresponding LLRE, such LLRE shall become a party to this Agreement as successor-in-interest to the Enterprise.
17.10Waivers. No waiver, forbearance, or failure by any Party of its right to enforce any provision of this Agreement shall constitute a waiver or estoppel of such Party’s right to enforce such provision thereafter or to enforce any other provision of this Agreement. No single or partial exercise of any right or power hereunder shall operate as a waiver of such right or of any other right or power. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.
17.11Amendments. No amendment or supplement to this Agreement shall be effective for any purpose unless in writing and signed by an authorized officer of each Party hereto.
17.12Survival. The provisions of Articles XI, XII, XIV, XV, and XVI of this Agreement shall survive indefinitely.
17.13Expenses. Each Party shall bear its own costs and expenses incurred in connection with the negotiation, execution and performance of this Agreement and all related agreements referred to herein, except to the extent specifically provided otherwise in this Agreement or in any of those related agreements or as otherwise agreed by the Enterprises.
17.14Construction. The Enterprises agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
17.15Counterparts. This Agreement may be executed simultaneously in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument, binding on all of the Parties. Signatures provided by facsimile or electronic copy shall have the same effect as originals.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.
                 FEDERAL NATIONAL MORTGAGE ASSOCIATION
By:        /s/ David Benson
    Name:    David Benson
    Title:    President

FEDERAL HOME LOAN MORTGAGE CORPORATION
By:        /s/ Jerry Weiss
    Name:    Jerry Weiss
    Title:    Executive Vice President and Chief
        Administrative Officer

COMMON SECURITIZATION SOLUTIONS,
LLC
By:     /s/Anthony N. Renzi
    Name:    Anthony N. Renzi
Title:    Chief Executive Officer

Schedule 3.2
LLC UNITS AND PERCENTAGE INTERESTS OF THE MEMBERS

Member	LLC Units	Percentage Interest
Federal National Mortgage Association	1000 Units	50%
Federal Home Loan Mortgage Corporation	1000 Units	50%

EXHIBIT A
FIRST AMENDED AND RESTATED
CHARTER OF COMMON SECURITIZATION SOLUTIONS, LLC,
a Delaware limited liability company

as of November 3, 2014

Reference is hereby made to Common Securitization Solutions, LLC, a Delaware limited liability company (the “Company”), formed on the 7th day of October, 2013, by the filing of a Certificate of Formation of the same date in the Office of the Secretary of State of the State of Delaware, by the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) (collectively, the “Enterprises”).

WHEREAS, the Company shall be jointly and equally owned by the Enterprises, and has been formed by them and shall have the following purposes:
To develop, operate, update and maintain the systems, software, processes, infrastructure and business activities necessary or appropriate to facilitate the efficient, large-scale issuance of single-family, residential, mortgage-related securities by both Enterprises and, potentially, other users (including a Single Security, as described in the Request for Input: Single Security published by FHFA on August 12, 2014 (including different types of Single Security as described in that document), with any modifications of such Single Security as may be agreed upon between the Enterprises), and the related sale and administration of such securities.

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EXHIBIT B
ASSIGNED EMPLOYEE TERMS AND CONDITIONS

This Exhibit D is to be read in conjunction with Article 9 of the LLC Agreement. Except as otherwise stated herein, all capitalized terms set forth herein shall have the meanings set forth in the LLC Agreement.
1.Assignment of Assigned Employees. Individuals shall be assigned to work on behalf of the Company as Assigned Employees either by: (i) application by an individual through an Enterprise’s posting process, which may be open to both internal (for both Enterprises) and external candidates; or (ii) an Enterprise identifying and assigning qualified persons to work on the Platform. The Enterprises will jointly determine the process for candidate selection; however, the Enterprise which employs (or will employ) the individual will determine, in its sole discretion, (A) the conditions for employment and (B) whether the individual has the skills needed for the assignment and is available to be assigned to work on behalf of the Company.
2.Applicable Policies. Assigned Employees will be subject to the personnel policies and practices of the Enterprise which employs them, including but not limited to the compensation and benefits policies and practices of the employing Enterprise. Assigned Employees shall not be subject to any personnel policies or practices of any other entity, with the exception of Company policies and practices that are specifically related to: (i) the operation of the facility in which they will perform their duties, including security procedures, hours in which the facility is open, and badge systems; (ii) performance management; (iii) training; (iv) on-the-job conduct and behavior; and (v) compliance with respect to safety, legal requirements and codes of conduct. In the event of any conflict or inconsistency between the policies and practices of the Company specifically related to the matters described in the preceding sentence and the policies and practices of an Enterprise specifically related to such matters, the policies and practices of the Company specifically related to such matters will be controlling.
3.Restricted Period. All Assigned Employees shall remain at-will employees of their respective Enterprise during the course of the assignment. However, subject to the Enterprises’ rights to terminate the employment relationship with or without cause or notice, the Enterprises agree that each Assigned Employee will not be transferred from working on behalf of the Company as an Assigned Employee to another Enterprise position or assignment for a period of one year following the start of the individual’s assignment as an Assigned Employee (“Restricted Period”).
i.    During the Restricted Period, an Assigned Employee may be transferred from the assignment with the Company to another Enterprise position or assignment only by agreement of both the Company and the Enterprise employing the Assigned Employee.

ii.    If an Assigned Employee becomes employed by the Company during the Restricted Period, the Enterprises agree that they will not solicit the Company employee during the Restricted Period, except by agreement of both the Company and the Enterprise seeking to employ the Company employee.

iii.    Following the Restricted Period, there shall be no restriction on the Assigned Employee moving to another position or assignment within his or her employing Enterprise.
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For clarification, the Restricted Period shall not be shortened or extended by the Assigned Employee’s hire by the Company; the Restricted Period shall be one year from the start of the assignment regardless of whether the Assigned Employee becomes employed by the Company during the course of the Restricted Period.

4.Indemnification – Assigned Employees. The Company shall defend, indemnify, and hold harmless each of the Fannie Mae Indemnified Parties and Freddie Mac Indemnified Parties from and against any Damages suffered or incurred by any Fannie Mae Indemnified Party or Freddie Mac Indemnified Party, as the case may be, to the extent such Damages result or arise from any employment-related Claim (whether such Claim is based on contract, statute or common law) asserted by any Assigned Employee related to the Assigned Employee’s work or assignment to work on the Platform or any other work on behalf of the Company, including but not limited to any claim of discrimination and harassment, failure to comply with laws pertaining to wages and hours (including the payment of overtime wages), alleged violations of right to privacy, alleged violation of health or safety laws, the failure to provide legally required leaves of absence or other alleged violations of law. The indemnification procedures set forth in Section 14.4 of the LLC Agreement shall apply to any indemnification under this Section 4.
5.Indemnification – Company Employees. The Company shall defend, indemnify, and hold harmless each of the Fannie Mae Indemnified Parties and Freddie Mac Indemnified Parties from and against any Damages suffered or incurred by any Fannie Mae Indemnified Party or Freddie Mac Indemnified Party, as the case may be, to the extent such Damages result or arise from any employment-related Claim (whether such Claim is based on contract, statute, or common law) asserted by any Company employee or as a result of any acts or omissions by a Company employee which gives rise to an employment-related Claim, including but not limited to any claim of discrimination and harassment, failure to comply with laws pertaining to wages and hours (including the payment of overtime wages), alleged violations of right to privacy, alleged violation of health or safety laws, the failure to provide legally required leaves of absence or other alleged violations of law. The indemnification procedures set forth in Section 14.4 of the LLC Agreement shall apply to any indemnification under this Section 5.
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